MALLESONS STEPHEN JAQUES

EXECUTION COPY

Subscription Agreement for Notes of Global Innovative Systems Inc.

Dated 18 January 2007

Global Innovative Systems Inc ("Company")
Full Moon Resources Limited ("Investor")
The persons set out in Schedule 1 ("Relevant Shareholders")

Mallesons Stephen Jaques
37th Floor Two International Finance Centre
8 Finance Street
Central Hong Kong
T +852 3443 1000
F +852 3443 1299
www.mallesons.com

Content

Subscription Agreement for Notes of Global Innovative Systems Inc.
Details

Interpretation – definitions are at the end of the General terms

Parties	**Company, Investor and Relevant Shareholders**	
Company	Name	**Global Innovative Systems Inc.**
	Place of incorporation	State of Nevada, United States of America
	Address	Principal executive office - 16/F Hang Seng Mongkok Building, 677 Nathan Road, Kowloon, Hong Kong Registered office - 3155 East Patrick Lane, Suite 1, Las Vegas, NV 89120-3481, Nevada, USA
	Telephone	+852 2546 1808
	Fax	+852 2546 6878
	Attention	Mr. Bondy Tan
Investor	Name	**Full Moon Resources Limited**
	Place of incorporation	British Virgin Islands
	Address	Correspondence address: 1502, Block A, Villa Lotto Registered office: P.O. Box 957, Offshore Corporations Centre, Road Town, Tortola, British Virgin Islands
	Fax	+852 2881 0785
	Attention	Leung Pak To, Francis
Relevant Shareholders	The persons whose names and particulars are set out in Schedule 1	
Denomination	US$100,000 per Note	

Subscription Price	US$100,000 per Note		
Recitals	**A**	The issued share capital of the Company is presently 34,812,642 Shares of par value US$0.001 each. The issued share capital of the Company will be increased to 37,451,410 Shares of par value US$0.001 each after all amounts due to the Relevant Shareholders by the Company have been converted into the Shares pursuant to clause 2.1(c).	
	B	The Company and its Subsidiaries are engaged in the business of the manufacture of specialised lighting and the creation and installation of creative lighting concepts.	
	C	The Company wishes to issue, and the Investor wishes to subscribe for, convertible notes in an aggregate principal amount of up to US$1,000,000 initially, with options to subscribe for further convertible notes in an aggregate amount of up to US$2,000,000 at the sole discretion of the Investor. The convertible notes will be substantially in the form set out in Schedule 2 (referred to together with any convertible notes issued in replacement thereof as the "**Notes**" and each, a "**Note**"), convertible into Shares (as converted, referred to as the "**Conversion Shares**"), in accordance with the terms of this agreement .	
Governing law	Hong Kong Special Administrative Region of the People's Republic of China ("**Hong Kong**")		
Date of agreement	See signing page		

Subscription Agreement for Notes of Global Innovative Systems Inc.

1 Subscription of Convertible Notes

The Company agrees to issue, and the Investor agrees to subscribe for, the Convertible Notes with an aggregate principal amount of US$1,000,000 free and clear of any Encumbrance on the terms and conditions contained in this agreement and the Conditions.

The Convertible Notes will be issued with an initial Conversion Price of US$0.55 per Conversion Share.

2 Conditions Precedent to subscription for Convertible Notes

2.1 Conditions Precedent

The obligations of the parties under clause 2 are subject to the satisfaction, or waiver by the Investor, of the following conditions (each in a form and substance satisfactory to the Investor):

(a) **(Board approval - Company)** the Board of the Company approving the issue of the Convertible Notes, the grant of the First Option and the Second Option to the Investor, and the issue of the Conversion Shares following conversion of the Convertible Notes and any Additional Notes in accordance with the Company's constitution and any requirements of the applicable laws and/or OTCBB;

(b) **(Board approval - corporate Relevant Shareholders)** the Board of each corporate Relevant Shareholder approving the execution and completion of this agreement and any transactions contemplated under this agreement;

(c) **(conversion to equity)** the Investor receiving satisfactory evidence in writing confirming that all amounts due to the Relevant Shareholders by each of the Group companies have been converted into the Shares at a conversion price of US$0.55 per Share;

(d) **(legal opinion)** the Investor receiving a legal opinion from the Company's legal counsel qualified in the United States of America as to the capacity of the Company to entry into, and perform its obligations under, the Transaction Documents, the validity and enforceability of this agreement and the Convertible Notes and such other matters required by the Investor;

(e) **(regulatory consents or approvals)** the Company having obtained all regulatory consents or approvals for the enter into, and performance of its obligations under, the Transaction Documents and the issue of the Convertible Notes and the Additional Notes;

(f) **(compliance)** the Company and each Relevant Shareholder having performed, satisfied and complied with all covenants, agreements and conditions required by the Transaction Documents to be performed,

satisfied or complied with by the Company or the Relevant Shareholders (as the case may be) (including clause 3.2);

(g) **(due execution)** each of the Transaction Documents having been duly executed by the parties (other than the Investor);

(h) **(termination of Sinova Subscription Agreement)** the Investor receiving evidence that the Sinova Subscription Agreement has been terminated and is null and void;

(i) **(full compliance with its filing obligations with OTCBB)** the Company having performed, satisfied and complied with all filing, reporting and disclosure requirements imposed by OTCBB and there being no outstanding sanctions imposed on the Company by OCTBB; and

(j) **(appointment of auditors)** the Company having appointed auditors acceptable to the Investor in compliance with all applicable law.

2.2 Waivers of Conditions Precedent

Each Condition Precedent may only be waived by the Investor in writing and such waiver will be effective only to the extent set out in that waiver.

2.3 Termination Events

Each of the following events constitutes a Termination Event:

(a) **(no Event of Default)** an Event of Default exists or continues unremedied at the Completion Date or would result from the issue of the Convertible Notes;

(b) **(no Material Adverse Change)** a Material Adverse Change having occurred between the Last Accounts Date and Completion;

(c) **(no restriction)** any statute, law or governmental rule, regulation, executive order, decree, ruling or injunction have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, or that any such action or event shall be pending or proposed, that prohibits, restricts or enjoins or could reasonably be expected to prohibit, restrict or enjoin the consummation of any Transaction Document or any of the transactions contemplated under any Transaction Document on or before Completion; or

(d) **(force majeure)** there shall have been, since the date of this agreement, any change in national or international monetary, financial, political or economic conditions or currency exchange rates or foreign exchange controls or legal or regulatory environmental or such other event or series of events in the nature of force majeure (including, without limitation, acts of government, strikes, lock-outs, fire, explosion, flooding, civil commotion, acts of war, acts of God, epidemic, accident or interruption or delay in transportation) in or affecting the Group, the Notes or the Shares.

2.4 Conduct of the parties

(a) The Company and each Relevant Shareholder must use their respective best endeavours to ensure the prompt and timely satisfaction of each Conditions Precedent.

(b) The Company and the Relevant Shareholders must notify the Investor in writing if they become aware that:

(i) a Condition Precedent has become incapable of being satisfied or is likely to be incapable of being satisfied; or

(ii) a Condition Precedent has been satisfied.

2.5 Termination

If any Condition Precedent is not fulfilled by 12:00 noon, Hong Kong time on the sixtieth day after the date of this agreement or if a Termination Event occurs at or before Completion, then this agreement may be terminated by the Investor at any time by notice to the other parties.

2.6 Effect of termination

If this agreement is terminated under clause 2.5, then:

(a) the parties are released from their obligations to further perform this agreement; and

(b) each party retains the rights it has against the other parties in respect of any past breach.

3 Completion of subscription for Convertible Notes

3.1 Time and place of Completion of Subscriptions

Completion of subscription for the Convertible Notes by the Investor will take place at Suite 2108, 21F, Jardine House, 1 Connaught Place Central, Hong Kong, on the Completion Date or any other time and place as the parties agree.

3.2 Completion

(a) At Completion, the Company must:

(i) issue to the Investor (or its nominee) the Convertible Notes and enter the name of the Investor (or its nominee) into the Register;

(ii) issue a Certificate to the Investor for the Convertible Notes;

(iii) cause to be delivered to the Investor:

(A) copies of the resolutions referred to in clauses 2.1(a) and 2.1(b), certified as true copies by a director of the

Company or by a director of the corporate Relevant Shareholder (as the case may be);

(B) a copy of the Register, certified as a true copy by a director of the Company; and

(iv) do all things necessary to register the Investor as the holder of the Convertible Notes in compliance with the applicable law; and

(b) subject to the compliance by the Company with clause 3.2(a) and by the Company and the Relevant Shareholders with the other terms and conditions of this agreement, the Investor will cause to deliver to the Company the Subscription Price for each Convertible Note either:

(i) by bank cheque drawn in favour of the Company;

(ii) by electronic transfer in immediately available funds to an account or accounts nominated by the Company in writing at least two Business Days prior to the Completion Date; or

(iii) such other method as the parties may agree.

3.3 Breach of completion obligations

If the Company fails to comply with any obligation in clauses 3.1 or 3.2, the Investor is entitled (in addition to, and without prejudice to all other rights or remedies available, including the right to claim damages) by written notice to the Company:

(a) to terminate this agreement without liability on its part;

(b) to require the Company and the Relevant Shareholders to effect Completion so far as practicable having regard to the defaults which have occurred; or

(c) to fix a new date for Completion (not being more than 20 Business Days after the agreed date for Completion) in which case the provisions of clauses 3.1 and 3.2 shall apply to Completion as so deferred but provided such deferral may only occur once.

4 Options to subscribe for Additional Notes

4.1 Options

In consideration of the subscription of the Convertible Notes by the Investor, the Company grants to the Investor:

(a) an option ("**First Option**") exercisable on one or more occasions and at any time during the First Option Period to subscribe for the First Additional Notes with an aggregate principal amount of up to US$1,000,000; and

(b) an option ("**Second Option**") exercisable on any of the Exercise Dates to subscribe for the Second Additional Notes with an aggregate principal amount of up to US$1,000,000.

The Investor may exercise the First Option and/or the Second Option by serving on the Company one or more Exercise Notices, indicating the aggregate principal amount of the Additional Notes to be subscribed for under such Exercise Notice.

The Additional Notes are convertible into the Conversion Shares at the relevant Additional Notes Conversion Price.

4.2 Agreement to issue

Upon exercise of the First Option and/or the Second Option by the Investor, the Company agrees to issue the relevant Additional Notes on the relevant Completion Date.

4.3 Conditions precedent for subscription of the Additional Notes

The Company must provide, or procure the satisfaction of, the following conditions (each in the form and substance satisfactory to the Investor) prior to the issue of any Additional Notes:

(a) (**regulatory consents or approvals**) the Company having obtained all regulatory consents or approvals for the issue of the Additional Notes;

(b) (**representations and warranties**) the Warranties remaining true, accurate and not misleading at the relevant Additional Notes Completion Date;

(c) (**legal opinion**) the Investor receiving a legal opinion from the Company's legal counsel qualified in the United States of America as to the capacity of the Company to issue the Additional Notes, the validity and enforceability of the Additional Notes and such other matters required by the Investor;

(d) (**compliance**) the Company and each Relevant Shareholder having performed, satisfied and complied with all covenants, agreements and conditions required by any Transaction Documents to be performed, satisfied or complied with by the Company or the Relevant Shareholder (as the case may be); and

(e) (**clause 2.1**) the satisfaction of the Conditions Precedent set out in clause 2.1.

4.4 Time and place of Completion

Completion of the subscription for the Additional Notes will take place on the Additional Note Completion Date at such place as the parties agree, failing which, at Suite 2108, 21/F, Jardine House, 1 Connaught Place, Central, Hong Kong.

4.5 Completion for subscription of Additional Notes

On the relevant Additional Notes Completion Date in respect of each Exercise Notice:

(a) the Company must:

(i) issue to the Investor (or its nominee) the relevant Additional Notes and enter the name of the Investor (or its nominee) into the Register and cause to be delivered to the Investor copies of the Register, certified as a true copy by a director of the Company;

(ii) issue a Certificate to the Investor for those Additional Notes; and

(iii) do all things necessary to register the Investor as the holder of those Additional Notes in compliance with the applicable law; and

(b) subject to the compliance by the Company with clause 4.5(a) by the Company and the Relevant Shareholders with the other terms and conditions of this agreement, the Investor will cause to deliver to the Company the Subscription Price for each Additional Note either:

(i) by bank cheque drawn in favour of the Company; or

(ii) by electronic transfer in immediately available funds to an account or accounts nominated by the Company in writing at least two Business Days prior to the Completion Date; or

(iii) such other method as the parties may agree.

4.6 Breach of completion obligations

If:

(a) the Company fails to comply with any obligation in clauses 4.4 or 4.5;

(b) an Event of Default exists or continues unremedied at the relevant Additional Notes Completion Date or would result from the issue of the Additional Notes;

(c) a Material Adverse Change occurs prior to Completion;

(d) any statute, law or governmental rule, regulation, executive order, decree, ruling or injunction have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction, or that any such action or event shall be pending or proposed, that prohibits, restricts or enjoins or could reasonably be expected to prohibit, restrict or enjoin the consummation of any Transaction Document or any of the transactions contemplated under any Transaction Document on the relevant Additional Notes Completion Date; or

(e) there shall have been, since the date of this agreement, any change in national or international monetary, financial, political or economic conditions or currency exchange rates or foreign exchange controls or legal or regulatory environmental or such other event or series of events in the nature of force majeure (including, without limitation, acts of government, strikes, lock-outs, fire, explosion, flooding, civil commotion, acts of war, acts of God, epidemic, accident or interruption or delay in transportation) in or affecting the Group, the Notes or the Shares,

the Investor is entitled (in addition to, and without prejudice to all other rights or remedies available, including the right to claim damages) by written notice to the Company:

(f) to terminate this agreement without liability on its part;

(g) to require the Company and the Relevant Shareholders to effect Completion so far as practicable having regard to the defaults which have occurred; or

(h) to fix a new date for Completion (not being more than 20 Business Days after the agreed date for Completion) in which case the provisions of clauses 4.4 and 4.5 will apply to Completion as so deferred but provided such deferral may only occur once.

5 Representations and Warranties

5.1 Construction

(a) Each Warranty in this agreement is to be construed independently of the others and is not limited by reference to any other Warranty.

(b) The Warranties are continuing warranties of the Company and each Relevant Shareholder and survive the issue of the Convertible Notes and Additional Notes and do not merge on any Completion.

5.2 Representations and warranties

The Company and each Relevant Shareholder represent and warrant to the Investor that each of the Warranties is true, accurate and not misleading.

5.3 Repetition of representations and warranties

The Warranties are taken to be made on the date of this agreement and on each Completion Date and shall be regarded as having been repeated on those days in respect of the facts and circumstances then subsisting.

5.4 Notification

The Company and each Relevant Shareholder undertake to notify the Investor upon it becoming aware, prior to any Completion, of any event which could reasonably be expected to indicate that any of the Warranties may be, may have been or may have become incorrect, misleading or breached in any respect.

5.5 Representations and warranties of Investor

The Investor acknowledges and agrees that the Convertible Notes and the Conversion Shares are being issued pursuant to an exemption from the prospectus or registration requirements of the United States Securities Act of 1933. As required by applicable securities law, the Investor makes the representations and warranties set out in Schedule 6 as of the date of this agreement and as at each Completion Date. The Convertible Note will be endorsed with the legend set out in Schedule 6 in order to reflect the fact that the Convertible Notes and the Conversion Shares will be issued to the Investor pursuant to an exemption from the prospectus and registration requirements of the United States Securities Act of 1933.

5.6 Indemnity by the Company

The Company and each Relevant Shareholder agree to indemnify the Investor against any and all claims, demands, actions, liabilities, damages, losses, costs or expenses, joint or several (including, without limitation, legal fees and any applicable good and services tax or value added tax) which it may become subject to, insofar as such claims, demands, actions, liabilities, damages, losses, costs or expenses are based on or arise out of any of the Warranties being or being alleged to be untrue or incorrect or any actual or alleged breach by the Company or any Relevant Shareholder to any of its obligations under this agreement (including but not limited to any of their respective undertakings contained in clauses 6, 7 and 8).

6 Undertakings

6.1 Undertakings by Relevant Shareholders

Each Relevant Shareholder undertakes to the Investor that it will procure the Company to comply with the Conditions in all respects.

6.2 Undertakings by the Company and Relevant Shareholders

The Company and each of the Relevant Shareholders undertake to the Investor that:-

(a) **(exit construction business)** it will procure each of the Group companies:

(i) to terminate as soon as possible (in accordance with any rights under, but not so as to breach), and

(ii) to refrain from entering into, either directly or indirectly,

any agreements, arrangements, commitment or negotiation in relation to any construction-related projects or business;

(b) **(dissolution of joint venture)** it will procure any existing joint venture which a Group company is a party in relation to construction-related projects or business to be dissolved in accordance with any rights under, but not so as to breach, the terms of any joint venture agreements no later than 3 months following the first Completion Date;

(c) **(reorganisation)** it will procure the reorganisation of the Group to simplify the Group structure such that the Group only comprises those Subsidiaries engaged in the business of energy savings, including Tech Team Development Limited, Beijing Aihua New Enterprise Lighting Appliance Company Limited and Lightscape Technologies and their respective holding companies and subsidiaries;

(d) **(use of proceeds)**: it will not use the subscription proceeds from the Convertible Notes and/or the Additional Notes except for a Permitted Use;

(e) **(principal business)**: the Group will continue to engage in the Business only;

(f) **(Board representation and management)** for so long as the Investor is a holder of any Note or a shareholder of the Company upon conversion of the Notes:

   (i) the Company will procure, at the request of the Investor (which request (if any) must be made within 6 months of the date of this agreement) that nominees of the Investor be appointed as a director of each of the Company and its Subsidiaries ("**Subscriber Nominees**") and if any Subscriber Nominee ceases for any reason to be a director of the Company and/or a Subsidiary, the Investor will be entitled to nominate another person who must be appointed by the Board of the Company and/or its Subsidiary(ies) to fill such vacancy or as an additional director (if required) and become a Subscriber Nominee;

   (ii) the Company will obtain the prior written consent of the Investor to the appointment of an experienced Chief Financial Officer and Chief Operating Officer of the Group; and

   (iii) the Company will provide an incentive and retention programme for all key personnel of the Group upon prior consultation with the Investor;

(g) **(listing on a Relevant Exchange)**:

   (i) subject to market conditions and any unforseen circumstances beyond their control, it will use its best endeavours to implement the listing of the Shares or the shares of a Group company on a Relevant Exchange on or prior to 31 December 2009; and

   (ii) in the case of a listing of the shares of a Group company ("**Listing Shares**") on a Relevant Exchange, at the request of the Investor, it will, prior to the listing of the Listing Shares, procure the relevant Group company and the Company to issue an amendment deed or other documents in a form acceptable to the Investor such that the Notes are convertible into the Listing Shares instead of the Shares on such terms so

as to preserve the financial position of the Investor in respect of the Group;

(h) **(compliance with Condition 7)**: the Company will comply with Condition 7 in all respects;

(i) **(no less favourable investment terms)** it will procure:

(i) the Company to obtain the Investor's prior written consent to the terms of any new issue of equity or convertible securities or right or other equity-linked securities to be issued by the Company in favour of any new investor(s) before the Maturity Date ("**Proposed New Investment**") ;

(ii) the Company to, at the Investor's sole discretion and request, upgrade, improve and amend the Conditions such that the Conditions are no less favourable than the terms and conditions applicable to the Proposed New Investment; and

(iii) the Company to issue an amendment deed or other documents necessary to effect any upgrade, improvement or amendment to the Conditions contemplated in clause 6.2(i)(ii);

(j) **(terms and conditions of the Convertible Notes)**: the Company will not agree to any amendment or obtain any waiver of any rights or obligations under:

(i)_ the subscription agreements entered into by the Company and the Relevant Shareholder with Investec Bank (UK) Limited and LP Asset Management Limited on the date of this agreement; or

(ii) the Approved Debt (as defined in the Conditions);

(k) **(registration of the Conversion Shares)**: upon request by the Investor, the Company will register the Conversion Shares under the United States Securities Act of 1933 and do such other things as are necessary so that the Conversion Shares can be sold, transferred or disposed of free from any restrictions under any applicable law; and

(l) **(audited accounts)**: the Company must procure the issue of the audited consolidated accounts for the Group as soon as possible after the end of each financial year, and in any event, no later than 90 days from the date of its financial year end.

6.3 Pre and Post Completion Undertakings

From the date of this agreement until the Maturity Date, the Company and each of the Relevant Shareholders undertakes to the Investor that, without the prior written consent of the Investor:

(a) no member of the Group will give any mortgage, charge or other security to secure Financial Indebtedness of the Company, a Subsidiary or any other person;

(b) the Company will not issue any Shares nor will the Company nor any of its Subsidiaries issue securities convertible or exchangeable into the Shares, except for the convertible notes which may be issued in relation to the Approved Debt;

(c) no member of the Group will raise or assume any Financial Indebtedness other than debts incurred in the ordinary course of its Business;

(d) the Company will not in any way modify the rights attached to the Shares as a class or attach any special restrictions thereto;

(e) the Company will not issue or pay up any securities by way of capitalisation of profits or reserves or create or permit to be in issue any equity share capital;

(f) no securities issued by the Company will be converted into Shares or exchanged for Shares other than the equity conversion contemplated in clause 2.1(c) and the convertible notes which may be issued in relation to the Approved Debt;

(g) no securities issued by the Company without rights to convert into Shares or to be exchanged for Shares will subsequently be granted such rights;

(h) the Company will not make any distribution in specie to holders of Shares; and

(i) the Company will not make any reduction or redemption of share capital, share premium account or capital redemption reserve involving the repayment of money to shareholders (other than to shareholders having the right on a winding-up to a return of capital in priority to the holders of Shares) or reduce any uncalled liability in respect thereof.

7 Dealing in Shares and pre-emptive rights

7.1 Restriction on dealing in Shares

During the period commencing from the date of this agreement and ending on the Maturity Date, each of the Relevant Shareholders undertakes with the Investor that, without the prior written consent of the Investor:

(a) it will not sell, transfer, pledge, charge or mortgage or agree to sell, transfer, pledge, charge or mortgage any of its direct or indirect interest and shareholding in any of the Group companies;

(b) it will procure the Company and any other intermediary companies through which the Relevant Shareholder holds its interests in the Group ("**Intermediary Companies**") not to sell, transfer, pledge, charge or mortgage any of its shareholding or equity interests in the Company or any of the other Group companies;

(c) it will not sell, transfer, dilute or otherwise change its interests in the Company or any of the Intermediary Companies;

(d) it will not pledge, charge or mortgage any of its interest in the Company or in the Intermediary Companies, and/or allow or procure any of the Intermediary Companies to pledge, charge or mortgage any of its interests in the Shares;

(e) it will not effect any change of control in a corporate Relevant Shareholder;

(f) it will procure the Company and each Intermediary Company not to:

(i) issue any equity, convertible notes or securities convertible into shares of the Company (other than the convertible notes which may be issued in relation to the Approved Debt) or any of Group companies; or

(ii) grant any right to subscribe for, or right convertible into, any shares of the Company (other than the convertible notes which may be issued in relation to the Approved Debt) or any of Group companies.

7.2 First right of refusal

(a) Without limitation to clauses 6.3 and 7.1, if a Relevant Shareholder ("**Seller**") proposes to sell any Shares ("**Sale Shares**") to a third party ("**Purchaser**"), it must first give a notice in writing ("**Transfer Notice**") to each of the other Relevant Shareholder(s) and the Investor ("**Offerees**") offering to sell to the Offerees their Respective Proportion of the Sale Shares.

(b) The Transfer Notice must state:

(i) the total number of Sale Shares;

(ii) the sale price and any other terms of the proposed transfer;

(iii) the offer period ("**Offer Period**") (which must be not less than 15 days) during which an offer made in the Transfer Notice is open;

(iv) the date for completion of the sale of the Sale Shares, which must not be less than 20 or more than 40 days after the last day of the Offer Period; and

(v) the name of the Purchaser of the Sale Shares.

(c) Re-offer of Unaccepted Shares

If an Offeree does not accept an initial offer of any Sale Share ("**Initial Offer**") pursuant to a Transfer Notice within the Offer Period, or accepts that offer but in relation to a lesser number of Shares, then the remaining Sale Shares ("**Unaccepted Shares**") must be offered by a Shortfall Offer (as defined in clause 7.2(d)) to those

Offerees which have offered to take up their Respective Proportion of the Sale Shares ("**Accepting Shareholders**").

If there is more than one Accepting Shareholder, each Accepting Shareholder will be offered its Respective Proportion of the Unaccepted Shares.

(d) Shortfall Offer

A Shortfall Offer is an offer of Unaccepted Shares:

(i) to Accepting Shareholders in their Respective Proportions; and

(ii) on the same terms as in the Initial Offer, except that the Offer Period is 10 days only.

(e) Further offers

If any of the Accepting Shareholders have not accepted a Shortfall Offer in full within 10 days after service of the Shortfall Offer, the Seller must:

(i) repeat the procedure in clause 7.2(c) by making a further Shortfall Offer; and

(ii) if required, make further Shortfall Offers of the Unaccepted Shares remaining at the expiration of each Shortfall Offer until a Shortfall Offer is not accepted by any Accepting Shareholder,

provided that no further Shortfall Offers are to be made after 75 days from the date on which the Initial Offers are given.

(f) Transfer to a Purchaser

If:

(i) the procedures in clauses 7.2(c) to 7.2(e) are followed; and

(ii) there are Unaccepted Shares 90 days after the date on which the Initial Offers are made,

then no Sale Shares will be transferred under clauses 7.2(a) to (e) and the Seller may, within the following 5 Business Days, transfer all of the Sale Shares to a Purchaser on terms no more favourable than those offered in the Transfer Notice.

(g) Transfer of other Securities

This clause 7.2 applies equally to a proposed transfer of other securities (which are not Shares) issued by the Company.

7.3 Invitation to Tag Along

(a) Without limitation to clauses 6.3 and 7.1, if one or more Relevant Shareholders (each, a "**Seller**")_are entitled to dispose of Shares under this agreement to a purchaser ("**Purchaser**")_and intend to do so, the Relevant Shareholders must give a notice ("**Invitation to Tag Along**") to the Investor, offering the Investor the Tag Along Option (as defined in clause 7.3(b)(v)).

(b) The Invitation to Tag Along must state:

(i) the identity of the Relevant Shareholder(s) that propose to dispose of the Shares;

(ii) the identity of the purchaser;

(iii) the number of Shares proposed to be sold by the Relevant Shareholder(s) in accordance with this agreement;

(iv) the sale price and any other terms of the proposed transfer by the Sellers to the Purchaser;

(v) that the Investor has an option (a "**Tag Along Option**") to direct the Seller to include in any sale to the Purchaser the Respective Proportion of Investor's Shares on the same terms;

(vi) the period during which the Tag Along Option must be open for acceptance, which (unless otherwise agreed) may be not less than 15 days; and

(vii) the settlement date for completion of the sale if the Tag Along Option is accepted, which (unless otherwise agreed) must be not less than 20 and not more than 30 days after the last date for exercise of the Tag Along Option.

(c) Exercise of Tag Along Option

A Tag Along Option may be exercised by notice in writing to the Seller, given within the period stated in the Invitation to Tag Along.

If the Investor exercises its Tag Along Option, the Seller must not sell any Shares to the Purchaser unless the Purchaser, at the same time, buys the relevant number of Shares directed by the Investor at the same price, and on the same terms.

8 Board and committee meetings

8.1 Covenants by the Company and the Relevant Shareholders

For so long as the Investor is a holder of any Note or Shares, the Company and each Relevant Shareholder covenant to procure each Group company to comply with clause 6.2(f)(i) and this clause 8 with effect from the date of this agreement.

8.2 Notice of Board meetings

Unless all the directors of a Group company agree otherwise, they must receive at least 14 days written notice of each meeting of the Board of that company.

8.3 Frequency of Board meetings

The Board of each Group company must meet at least once every 3 months unless otherwise agreed by the Board of that company.

8.4 Directors meeting quorum

The quorum for a meeting of the Board of each Group company shall include the director of that company appointed by the Investor.

8.5 Audit committee

(a) The Board of the Company must establish an audit committee. The audit committee shall comprise one representative appointed by the Investor.

(b) The quorum for a meeting of the audit committee shall include the representative appointed by the Investor.

8.6 Listing committee

(a) The Board of the Company must establish a listing committee. The listing committee shall comprise one representative appointed by the Investor.

(b) The quorum for a meeting of the listing committee shall include the representative appointed by the Investor.

8.7 Remuneration committee

(a) The Board of the Company must establish a remuneration committee. The remuneration committee shall comprise one representative appointed by the Investor.

(b) The quorum for a meeting of the remuneration committee shall include the representative appointed by the Investor.

9 Notices

9.1 Form

Unless expressly stated otherwise in this agreement, all notices, approvals, consents or other communications in connection with this agreement must be in writing signed by an Authorised Officer.

9.2 Delivery

Notices must be:

(a) left at the address of the recipient; or

(b) sent by prepaid ordinary post (airmail if appropriate) to the address; or

(c) sent by fax to the fax number

of the recipient which is specified in clause 9.3.

9.3 Recipients' details

The address and fax number of each party is:

Company:

Attention: Mr. Bondy Tan

Address: 16/F, Hang Seng Mongkok Building, 677 Nathan Road, Kowloon, Hong Kong

Fax: +852 2546 6878

Authorised Officer: Bondy Tan, President and CEO

Relevant Shareholders:

As set out in Schedule 1.

Investor:

Attention: Mr. Leung Pak To, Francis

Address: 1502, Block A, Villa Lotto

Fax: +852 2881 0785

Authorised Officer: Mr. Leung Pak To, Francis

However, if the intended recipient has notified a changed postal address or changed fax number, then the communication must be to that address or number.

9.4 When effective

A notice, approval, consent or other communication takes effect from the time it is received.

9.5 Deemed receipt - postal

If sent by post, it is taken to have been received three days after posting or seven days after posting if posted to or from a place outside Hong Kong.

9.6 Deemed receipt - fax

If sent by fax, it is taken to have been received at the time shown in the transmission report.

9.7 Deemed receipt - general

Despite clauses 9.5 and 9.6, if notices are received after 5.30pm on a day which is not a Business Day, they are taken to be received at 9.00am on the next Business Day and if they are received before 9.00am on a Business Day, then they are taken to be received at 9.00am on that Business Day.

10 Governing law, jurisdiction and service of process

10.1 Governing law

This agreement is governed by the law in force in the place specified in the Details.

10.2 Jurisdiction

Each party submits to the non-exclusive jurisdiction of the courts of the place specified in the Details. Each party waives any right it has to object to an action being brought in those courts including, without limitation, by claiming that the action has been brought in an inconvenient forum, or that those courts do not have jurisdiction.

10.3 Serving documents

Without preventing any other method of service, any document in an action may be served on a party by being delivered to or left at that party's address in the Details.

11 Announcement and confidentiality

11.1 Announcements

(a) Subject to clause 11.1(b), no party may make any announcement or issue any circular in connection with the existence of this agreement or any transaction contemplated under this agreement without the prior written approval of the other parties.

(b) This clause 11 does not prohibit any announcement or circular or listing document required by law or any regulatory body or the rules of any relevant stock exchange in connection with the existence of this agreement or any transaction contemplated under this agreement, provided that the party making such announcement or circular or listing document must consult with the other parties insofar as is reasonably practicable before complying with such obligation.

11.2 Confidentiality

Without limiting any previous agreement between the Company, the Relevant Shareholders and the Investor regarding confidentiality, all Confidential Information exchanged between the parties under this agreement or during the negotiations preceding this agreement is confidential to them and may not be disclosed to any person except:

(a) the employees, legal advisers, auditors and other consultants of the party or its Affiliates requiring the information for the purposes of this agreement; or

(b) with the consent of the party who supplied the information which consent may be given or withheld in its absolute discretion; or

(c) if a party is required to do so by law or a stock exchange; or

(d) if a party is required to do so in connection with legal proceedings relating to this agreement.

12 General provisions

12.1 Discretion in exercising rights

A party may exercise a right or remedy or give or refuse its consent in any way it considers appropriate (including by imposing conditions), unless this agreement expressly states otherwise.

12.2 Assignment

(a) Neither the Company nor any of the Relevant Shareholders may without the prior written consent of the Investor, assign, transfer, declare a trust of the benefit of or in any other way alienate any of their respective obligations or rights under this agreement whether in whole or in part.

(b) The Investor may assign, transfer, declare a trust of the benefit of or in any other way alienate any of its obligations or rights under this agreement whether in whole or in part without the consent of the other parties provided that a deed supplemental to this agreement is executed or undertaking given by the assignee and the parties to this agreement, in form and manner satisfactory to the Investor and the Company, agreeing to be bound by this agreement, the Conditions (with consequential amendments as the parties may deem appropriate) as if the assignee had been named in this agreement and/or the Notes.

(c) This agreement shall enure to the benefit of and be binding upon the successors and assigns of the Investor.

12.3 Variation and waiver

A provision of this agreement or a right created under it, may not be waived or varied except in writing, signed by the party or parties to be bound.

12.4 Delay in exercising rights

No failure of each party to exercise, and no delay by it in exercising, any right, power or remedy in connection with this agreement (each a "**Right**") will operate as a waiver thereof, nor will any single or partial exercise of any Right preclude any other or further exercise of such Right or the exercise of any other Right. The Rights provided in this agreement are cumulative and

not exclusive of any other Rights (whether provided by law or otherwise). Any express waiver of any breach of this agreement shall not be deemed to be a waiver of any subsequent breach.

12.5 Entire agreement

This agreement constitutes the entire agreement of the parties in respect of the subject matter and supersedes all previous agreements, understandings and negotiations on that subject matter including, to avoid doubt, any term sheet signed by the parties.

12.6 Further assurances

At any time after the date of this agreement, the Company and the Relevant Shareholders shall, and shall use all commercially reasonable efforts to procure that any necessary third party shall, at the cost of the relevant party, execute such documents and do such acts and things as a party may reasonably require for the purpose of giving to that party the full benefit of all the provisions of this agreement.

12.7 No merger

The Warranties, undertakings, covenants and indemnities in this agreement do not merge on Completion.

12.8 Time of the essence

Time shall be of the essence of this agreement both as regards any dates, times and periods mentioned and as regards any dates, times and periods which may be substituted for them in accordance with this agreement or by agreement in writing between the parties.

12.9 Costs

The Company must on receipt of notice from Investec Bank (UK) Limited, pay or procure the payment to the Investor (or as it directs) of one-half of all fees, costs and disbursements on a full indemnity basis incurred by the Investor in connection with:

(a) the preparation, negotiation and entry into the Transaction Documents; and

(b) the completion of the transactions contemplated by the Transaction Documents.

12.10 Cumulative remedies

The rights and remedies of each of the parties contained in this agreement are cumulative and not exclusive of rights and remedies provided by law.

12.11 Invalidity

If any provision in this agreement shall be held to be illegal, invalid or legally unenforceable, in whole or in part, under any applicable enactment or rule of law, such provision or part shall to that extent be deemed not to form part of

this agreement but the legality, validity and enforceability of the remainder of this agreement shall not be affected.

12.12 Counterparts

This agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. Any party may enter into this agreement by executing any such counterpart.

13 Interpretation

13.1 Definitions

These meanings apply unless the contrary intention appears.

Additional Notes means the First Additional Notes and/or the Second Additional Notes or, if in the singular, any of them as the context requires.

Additional Notes Completion Date means, in respect of each exercise of a First Option or a Second Option, 12:00 noon, Hong Kong time, on the third Business Date after delivery of the relevant Exercise Notice by the Investor to the Company or such other time and date as the parties may agree.

Additional Notes Conversion Price means:

(a) in respect of the First Additional Notes:

(i) where the Investor exercises the First Option on or before 30 June 2007, US$0.55 per Share initially, subject to any adjustment in accordance with the Conditions of the First Additional Notes; and

(ii) where the Investor exercises the First Option after 30 June 2007, US$0.66 per Share initially, subject to any adjustment in accordance with the Conditions of the First Additional Notes; and

(b) in respect of the Second Additional Notes:

(i) if the Investor delivers the Exercise Notice in respect of the Second Additional Notes on the first Exercise Date, an amount equal to:

4.5 x the audited consolidated net profits of the Group after tax but before any extraordinary gains for the 12 month period ending 31 March 2008 ÷ the total number of Shares in issue as at the relevant Exercise Date plus the Shares that may be issued as a result of the exercise of the conversion rights in respect of any outstanding Notes and any outstanding convertible notes which are issued in relation to the Approved Debt;

(ii) if the Investor delivers the Exercise Notice in respect of the Second Additional Notes on the second Exercise Date, an amount equal to:

4.5 x the unaudited auditor-reviewed consolidated net profits of the Group after tax but before any extraordinary gains for the 12 month period ending 30 September 2008 ÷ the total number of Shares in issue as at the relevant Exercise Date plus the Shares that may be issued as a result of the exercise of the conversion rights in respect of any outstanding Notes and any outstanding convertible notes which are issued in relation to the Approved Debt; and

(iii) if the right to subscribe for the Second Additional Notes is exercised on the third Exercise Date, an amount equal to

4.5 x the audited consolidated net profits of the Group after tax but before any extraordinary gains for the 12 month period ending 31 March 2009 ÷ the total number of Shares in issue as at the relevant Exercise Date plus the Shares that may be issued as a result of the exercise of the conversion rights in respect of any outstanding Notes and any outstanding convertible notes are issued in relation to the Approved Debt,

Provided that each calculation above will be rounded to the nearest 2 decimal places in US$.

Affiliate means, with respect to any person, means another person that, directly or indirectly, (a) controls that person, (b) is controlled by that person, or (c) is under common control with that person or (d) is an investment fund vehicle managed by a common investment advisor of that person. "Control" or "controls" for purposes of this definition means that a person has the power, directly or indirectly, to conduct or govern the policies of another person; or has a 30% or more equity interest, directly or indirectly, in another person.

Approved Debt has the meaning given in the Conditions.

Authorised Officer means a person appointed by a party to act as an Authorised Officer for the purposes of this agreement.

Board means, in respect of a company, its board of directors from time to time, or a duly authorised committee of that company.

Business means the business of the manufacture of specialised lighting and the creation and installation of creative lighting concepts currently being conducted by the Group.

Business Day means a day (other than a Saturday or Sunday) on which commercial banks are open for business in Hong Kong and New York City.

Certificate means a certificate for the Convertible Notes or the Additional Notes issued by the Company, substantially in the form set out in Schedule 2.

Completion means completion of the issue of, and subscription for, the Convertible Notes under clause 3 or the Additional Notes under clause 4.

Completion Date means:

(a) in respect of the subscription contemplated under clause 1, 12:00 noon, Hong Kong time, on the third Business Day after the conditions specified in clause 2.1 are fulfilled or waived by the Investor; and

(b) in respect of the Additional Notes, each of the Additional Notes Completion Dates.

Conditions means the terms and conditions of the relevant Notes.

Conditions Precedent means:

(a) in respect of the subscription for the Convertible Notes, the conditions precedent set out in clause 2.1; and

(b) in respect of the subscription for any Additional Notes, the conditions precedent set out in clause 4.3.

Confidential Information means all information exchanged between the parties before, on or after the date of this agreement or disclosed or otherwise made available by the Company or its representatives to the Investor for or in connection with this agreement or the Notes.

Convertible Notes means the redeemable convertible notes in the form set out in Schedule 2 be issued by the Company with an aggregate principal amount of US$1,000,000 divided into 10 Notes with the Denomination each, and "**Convertible Note**" means any of such Notes which is for the time being outstanding.

Conversion Price means the price at which each Share into which the Convertible Notes are converted in accordance with the Conditions.

Denomination means the outstanding principal amount of a Note on its issue date, being the amount so described in the Details.

Encumbrance means an interest or power reserved in or over any interests in any asset including any retention of title or otherwise arising under any mortgage, lien, charge, pledge, assignment by way of security, security interest, title retention, preferential right or trust arrangement, claim, covenant, profit a prendre, easement or any other security arrangement or any other arrangement having the same effect.

Exercise Dates means, in respect of the Second Option, each of 1 July 2008, 1 January 2009 and 1 July 2009, or if a copy of the audited and unaudited consolidated accounts of the Group for the financial year preceding each of these dates have not been received by the Investor by these dates, the date which is 90 days after the receipt of such accounts.

Exercise Notice means a notice from a Investor to the Company exercising the First Option or the Second Option, substantially in the form set out in Schedule 4.

Event of Default means the occurrence of any of the following:

(a) any of the events specified in Condition 10 of the Conditions; or

(b) the Company uses all or any of the subscription proceeds from the Notes for any purpose other than the Permitted Use without the prior written approval of the Investor; or

(c) a Warranty is found to have been incorrect or misleading when made or taken to be made and the circumstances which make the representation incorrect or misleading (if such Warranty is capable of being corrected) continue to subsist for a period of 10 Business Days after the Company or a Relevant Shareholder becomes actually aware or is notified that such Warranty is incorrect or misleading; or

(d) any Transaction Document or a transaction in connection with it becomes (or is claimed by the Company or a Relevant Shareholder to be) wholly or partly void, voidable or unenforceable; or

(e) the Company or any Relevant Shareholder does not comply with any obligation under any Transaction Document and the non-compliance cannot be remedied or, if the non-compliance can be remedied the Company or the Relevant Shareholder, does not remedy the non-compliance within 10 Business Days of that non-compliance (or such greater period agreed between the parties).

Financial Indebtedness means any indebtedness in respect of:

(a) moneys borrowed or raised and debit balances at banks;

(b) any debenture, bond, loan stock or other security;

(c) par value, premium and dividends (whether or not declared, and whether or not there are sufficient profits or other moneys for payment) of any redeemable share or stock which by its terms of issue is redeemable;

(d) any acceptance credit or documentary credit;

(e) receivables sold or discounted (otherwise than on a non-recourse basis);

(f) the acquisition cost of any asset to the extent payable before or after the time of acquisition or possession by the party liable where the advance or deferred payment is arranged primarily as a method of raising finance or financing the acquisition of that asset;

(g) any finance lease;

(h) any interest or commodity, hedge, swap, cap, collar, floor or similar transaction;

(i) any guarantee;

(j) any conditional sale or title retention arrangement; or

(k) amounts raised under any other transaction or series of transactions having the commercial effect of a borrowing or raising of money.

First Additional Notes means the redeemable convertible notes to be issued by the Company with terms substantially identical to the Convertible Notes in all respects (except for the issue date and the conversion price for each Conversion Share) with an aggregate principal amount of up to US$1,000,000, and "**First Additional Note**" means any of such Notes which is for the time being outstanding.

First Option means the option granted by the Company to the Investor under clause 4.1(a).

First Option Period means the period commencing from 1 April 2007 to 30 June 2008 (both days inclusive).

Government Agency means any government or governmental, semi-governmental, administrative, fiscal or judicial body, department, commission, authority, tribunal, agency or entity.

Group means the Company and each of its Subsidiaries.

Last Accounts Date means 31 March 2006.

Material Adverse Change means any change, effect, event, occurrence, state of facts or development that could reasonably be expected to be materially adverse to (i) the business, financial condition or results of operations or prospects of the Group taken as a whole; or (ii) the transactions contemplated under any Transaction Document; (iii) the Notes or Conversion Shares; or (iv) the authority or ability of the Company or any Relevant Shareholder to perform its obligations under any Transaction Document or, in the case of the Company, the Notes.

Maturity Date means 31 December 2009.

Notes means the Convertible Notes or the Additional Notes or any of such Notes as the context may require.

OTCBB means the OTC Bulletin Board regulated by National Association of Securities Dealers, Inc.

Permitted Use means (i) the purchase of new office premises and renovation of such premises, (ii) registration of patents and protection of its intellectual property rights; (iii) undertaking further research and development in the field of creative lighting; (iv) financing new business ventures in the creative lighting sectors and (iv) general working capital to finance new lighting contracts and normal operations.

Register means the register of the holders of Notes maintained by the Company.

Relevant Exchange means any of The NASDAQ Stock Market, Inc., the Growth Enterprises Market of The Stock Exchange of Hong Kong Limited, London Stock Exchange AIM, or any other international stock exchange approved by the Noteholders.

Respective Portion means the proportions of the respective shareholding of the Relevant Shareholders and the Investor in the Company as if the Investor had converted all the Convertible Notes and, if applicable, the Additional Notes into the Shares.

Second Additional Notes means the redeemable convertible notes to be issued by the Company with terms substantially identical to the Convertible Notes in all respects (except for the issue date and the conversion price for each Conversion Share) with an aggregate principal amount of up to US$1,000,000, and "**Second Additional Note**" means any of such Notes which is for the time being outstanding.

Second Option means the option granted by the Company to the Investor under clause 4.1(b).

Share means a fully paid ordinary share in the capital of the Company.

Sinova Subscription Agreement means an agreement dated 26 April 2006 entered into between the Company and Sinova Investment Hong Kong Limited for subscription of convertible notes in the aggregate amount of US$10,000,000.

Subsidiary means any company or other business entity of which the Company owns or controls (either directly or indirectly) 50% or more of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity (whether or not capital sock or other ownership of any other class of classes shall or might have a voting power upon the occurrence of any contingency), and a company or other business entity which, within the meaning of this paragraph, is a subsidiary of such a company.

Termination Event means each of the events set out in clause 2.3.

Transaction Documents means this agreement, the Convertible Notes, the Additional Notes and each of the other written agreements, if any, entered into by the parties hereto in connection with the transactions contemplated by this agreement.

US$ or **US Dollars** means the lawful currency for the time being of the United States of America.

Warranties means the warranties, representations and indemnities given by the Company and the Relevant Shareholders set out in Schedule 3.

13.2 References to certain general terms

Unless the contrary intention appears, a reference in this agreement to:

(a) **(clauses, annexures and schedules)** a clause, annexure or schedule is a reference to a clause in or annexure or schedule to this agreement;

(b) **(variations or replacements)** a document (including this agreement) includes any variation or replacement of it;

(c) **(reference to statutes)** a statute, ordinance, code or other law includes regulations and other instruments under it and consolidations, amendments, re-enactments or replacements of any of them;

(d) **(singular includes plural)** the singular includes the plural and vice versa;

(e) **(person)** the word "person" includes an individual, a firm, a body corporate, a partnership, joint venture, an unincorporated body or association, or any Government Agency;

(f) **(executors, administrators, successors)** a particular person includes a reference to the person's executors, administrators, successors, substitutes (including persons taking by novation) and assigns;

(g) **(two or more persons)** an agreement, representation or Warranty in favour of two or more persons is for the benefit of them jointly and each of them individually;

(h) **(jointly and severally)** an agreement, representation or Warranty on the part of two or more persons binds them jointly and each of them individually;

(i) **(calculation of time)** if a period of time dates from a given day or the day of an act or event, it is to be calculated exclusive of that day;

(j) **(reference to a day)** a day is to be interpreted as the period of time commencing at midnight and ending 24 hours later;

(k) **(accounting terms)** **"accounts"** will include the directors' and auditors' reports, relevant balance sheets and profit and loss accounts and related notes together with all documents which are or would be required by law to be annexed to the accounts of the company concerned to be laid before that company in general meeting in respect of the accounting reference period in question;

(l) **(reference to a group of persons)** a group of persons or things is a reference to any two or more of them jointly and to each of them individually;

(m) **(meaning not limited)** the words "include", "including", "for example" or "such as" are not used as, nor are they to be interpreted as words of limitation and when introducing an example do not limit the meaning of the words to which the example relates to that example or examples of a similar kind;

(n) **(next day)** if an act under this agreement to be done by a party on or by a given day is done after 5.30pm on that day, it is taken to be done on the next day;

(o) **(next Business Day)** if an event must occur on a stipulated day which is not a Business Day then the stipulated day will be taken to be the next Business Day;

(p) **(time of day)** time is a reference to Hong Kong time.

13.3 Headings

Headings (including those in brackets at the beginning of paragraphs) are for convenience only and do not affect the interpretation of this agreement.

EXECUTED as an agreement.

Subscription Agreement for Notes of Global Innovative Systems Inc.

Schedule 1 - Relevant Shareholders

Name:	**Charles Wai Bun Cheung**
HKID number:	D006571(5)
Address:	3/F, 80 Gloucester Road, Wan Chai, Hong Kong
Fax:	+852 2546 6878

Name:	**Bondy Tan**
HKID number:	D500769(1)
Address:	16/F, Hang Seng Mongkok Building, 677 Nathan Road, Kowloon, Hong Kong
Fax:	+852 2546 6878

Name	**Excel Means Limited**
Place of incorporation	British Virgin Islands
Registered Office address	Sea Meadow House, Blackburne Highway, P.O. Box 116, Road Town, Tortola, British Virgin Islands
Company Registration No	309480
Corresponding address	3/F, 80 Gloucester Road, Wan Chai, Hong Kong
Fax	+852 2546 6878
Attention	Bondy Tan
Name	**Glory Hill Holdings Limited**
Place of incorporation	British Virgin Islands
Registered Office address	Sea Meadow House, Blackburne Highway, Road Town, Tortola, British Virgin Islands
Company Registration No	361099
Corresponding address	3/F, 80 Gloucester Road, Wan Chai, Hong Kong
Fax	+852 2546 6878
Attention	Bondy Tan

Name	**Full Scope Group Limited**
Place of incorporation	British Virgin Islands
Registered Office address	Drake Chambers, P.O. Box 3321, Road Town, Tortola, British Virgin Islands
Company Registration No	557887
Corresponding address	3/F, 80 Gloucester Road, Wan Chai, Hong Kong
Fax	+852 2546 6878
Attention	Bondy Tan
Name	**Leisure Assets Limited**
Place of incorporation	British Virgin Islands
Registered Office address	P O Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands
Company Registration No	220632
Corresponding address	3/F, 80 Gloucester Road, Wan Chai, Hong Kong
Fax	+852 2546 6878
Attention	Charles Wai Bun Cheung

FORM OF CERTIFICATE

Certificate No: [•]

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

GLOBAL INNOVATIVE SYSTEMS INC.

(Incorporated in the State of Nevada, United States of America with limited liability)

US$100,000 10 PER CENT. REDEEMABLE CONVERTIBLE NOTES
DUE ON 31 December, 2009

Issued in accordance with the Articles of Incorporation and Bylaws of Global Innovative Systems Inc. (the "**Company**") and pursuant to a resolution duly passed by the Board of Directors of the Company on [•] January, 2007.

THIS IS TO CERTIFY that [*insert name of holder*] whose registered office is situated at [*insert address*] is the registered holder (the "**Noteholder**") of the above-mentioned Redeemable Convertible Notes (the "**Notes**"). The Notes are issued with the benefit of and subject to the terms and conditions attached hereto (the "**Conditions**") which shall form an integral part of this certificate of the Notes (the "**Certificate**").

This Certificate represents Notes of the Company with an aggregate principal amount of US$100,000, due on 31 December, 2009 (unless otherwise redeemed or converted in accordance with the Conditions).

Executed as a deed by the Company this [•] day of January, 2007.

[**THE COMMON SEAL** of **GLOBAL INNOVATIVE SYSTEMS INC.** is duly affixed] by authority of its directors in the presence of:	))))

....	....
Signature of authorised person	Signature of authorised person
....	....
Office held	Office held
....	....
Name of authorised person (block letters)	Name of authorised person (block letters)

Note:

This Certificate must be delivered to the company secretary of the Company for cancellation and reissue of an appropriate certificate in the event of any transfer of the Notes. The Notes are only transferable in accordance with the Conditions.

TERMS AND CONDITIONS OF THE NOTES

The Notes shall be held subject to and with the benefit of the terms and conditions set out below and such terms and conditions shall be binding on the Noteholder and the Company. In this Certificate, the words and expressions set out below shall have the meanings attributed to them below unless the context otherwise requires:

"Approved Debt"	the convertible notes issued by the Company pursuant to: (a) a subscription agreement dated 18 January 2007 between the Company, certain other holders of shares in the Company and Investec Bank (UK) Limited pursuant to which Investec Bank (UK) Limited may subscribe for convertible notes issued by the Company with an aggregate principal amount of up to US$10,500,000; and (b) a subscription agreement dated 18 January 2007 between the Company, certain other holders of shares in the Company and LP Asset Management Limited pursuant to which LP Asset Management Limited may subscribe for convertible notes issued by the Company with an aggregate principal amount of up to US$4,500,000;
"Approved Investment Bank"	an investment bank of repute in Hong Kong approved by the Majority Noteholder for the purpose of providing a specific opinion or calculation or determination of any matters referred to in Condition 6;.
"Business Day"	a day (other than a Saturday or a Sunday) on which commercial banks are open for business in Hong Kong and New York City;
"Certificate"	the certificate issued by the Company in respect of the Notes held by a particular Noteholder;

"Company"	Global Innovative Systems Inc., a company incorporated in the State of Nevada, US, with limited liability, the Shares of which are quoted on OTCBB;
"Conditions"	the terms and conditions attached to or endorsed on this Certificate and "**Condition**" refers to the relevant Condition;
"Conversion Date"	the date on which the Conversion Rights are exercised in accordance with these Conditions, being the date on which a Conversion Notice together with the Certificate are deposited with the Company in accordance with Condition 5;
"Conversion Notice"	a notice substantially in the form set out in Schedule 1, served by the Noteholder upon the exercise of the Conversion Rights;
"Conversion Period"	the period commencing from and including the Issue Date to but excluding the Maturity Date;
"Conversion Price"	the subscription price at which each Conversion Share shall be issued, being initially set at US$0.55 per Share, subject to adjustment in the manner provided in Condition 6;
"Conversion Rights"	the rights under each Note to convert the principal amount of the Notes into Shares pursuant to Condition 4;
"Conversion Shares"	the Shares to be issued to the Noteholder(s) (or such other person(s) as the Noteholder(s) may direct) by the Company upon conversion of the Notes (whether upon exercise by the Noteholder of the Conversion Rights, or otherwise pursuant to these Conditions);
"Directors"	the directors of the Company;
"Final Redemption Amount"	in respect of each Note, means an amount in US$ calculated as follows:

Final Redemption Amount $=PV(1 + i)^n$

Where:

PV = *Principal amount of each Note*
i = *35%*
n = *number of years after the Issue Date*

"Group"	the Company and its Subsidiaries for the time being;
"Hong Kong"	the Hong Kong Special Administrative Region of the People's Republic of China;
"Issue Date"	the date of issue of the Notes, being the [•], 200[•];
"Majority Noteholder"	a Noteholder (or, collectively, Noteholders) who for the time being holds (or together hold) Notes or Approved Debt representing more than one-half of the aggregate outstanding principal amount of the Notes and the Approved Debt at the relevant time;
"Maturity Date"	31 December 2009, provided that if such day is not a Business Day, the immediately succeeding Business Day;
"Notes"	redeemable convertible loan notes in the aggregate principal amount of US$1,000,000 issued by the Company divided into 10 Notes with a denomination of US$100,000 each, with the benefit of and subject to the provisions of these Conditions, and "Note" means any of such Notes which is for the time being outstanding;
"Noteholder"	the person who is for the time being the holder of a Note;
"OTCBB"	the OTC Bulletin Board regulated by National Association of Securities Dealers, Inc.;
"Register"	the register of Noteholders which the Company will procure to be kept under Condition 1(E);

"Shares"	ordinary shares of par value US$0.001 each in the share capital of the Company (or shares of any other nominal amount comprising the ordinary share capital of the Company for the time being);
"Relevant Exchange"	any of the Growth Enterprises Market of The Stock Exchange of Hong Kong Limited, London Stock Exchange AIM, or any other international stock exchange approved by the Noteholders;
"Subsidiary"	any company or other business entity of which the Company owns or controls (either directly or indirectly) 50% or more of the issued share capital or other ownership interest having ordinary voting power to elect directors, managers or trustees of such company or other business entity (whether or not capital sock or other ownership of any other class of classes shall or might have a voting power upon the occurrence of any contingency), and a company or other business entity which, within the meaning of this paragraph, is a subsidiary of such a company.
"Transfer Form"	the form of transfer substantially in the form set out in Schedule 2;
"US"	the United States of America;
"US$"	the lawful currency of US; and
"%"	per cent.

In these Conditions, unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing one gender include all genders; references to this Certificate or in the Notes to any document shall be construed as references to such documents as the same may be amended or supplemented from time to time; and Condition headings are inserted for reference only and shall be ignored in construing these Conditions.

1. Status, form, transfer and title

(A) The obligations of the Company arising under the Notes constitute general, direct, unsubordinated, unconditional unsecured obligations of the Company and rank equally among themselves and pari passu with all other present and future unsecured and unsubordinated obligations of the

Company, except as may be required by mandatory provisions of applicable law. No application will be made for a listing of the Notes.

(B) The Notes will be issued in registered form with a denomination of US$100,000 each. A Certificate will be issued to each Noteholder in respect of its registered holding of the Notes. Each Note and each Certificate will be serially numbered with an identifying number which will be recorded on the relevant Certificate and in the Register.

(C) Subject to all applicable laws and regulations, each Note may be transferred at any time before the Maturity Date by completion of the Transfer Form and lodging the same with the company secretary of the Company. Registration of transfer of the Notes will be effected within two (2) Business Days after the duly completed Transfer Form, accompanied by the Certificate for the Notes which are to be transferred, has been submitted to the Company in accordance with this Condition and the Company will issue a new Certificate to the transferee immediately upon such registration taking effect.

(D) Registration of transfers of the Notes will be effected without charge to the Noteholder by or on behalf of the Company, but only upon prior payment in respect of any tax or other governmental charges which may be imposed in relation thereto.

(E) The Company shall cause to be kept at its principal executive offices at 16/F Hang Seng Mongkok Building, 677 Nathan Road, Kowloon, Hong Kong the Register recording the name and address of the Noteholders and the particulars of the Notes and all transfer(s) of the Notes.

(F) No transfer of title to the Notes will be effective unless and until entered on the Register. Title to the Notes passes only by registration in the Register. The holder of the Notes will (except as otherwise required by law) be treated as its absolute owner for all purposes (whether or not it is overdue and regardless of any notice of ownership, trust or any interest in it or any writing on, or the theft or loss of, the Certificate issued in respect of it) and no person will be liable for so treating the holder.

(G) Each inscription in the Register in respect of a Note constitutes:

(a) sufficient and conclusive evidence to all persons and for all purposes that the person whose name is so inscribed, is the registered owner of the Note to which the inscription relates;

(b) for the benefit of the person whose name is so inscribed, a separate and individual acknowledgment by the Company of its indebtedness to that person and of the vesting in such person of all rights vested in a Noteholder by a Certificate; and

(c) an unconditional and irrevocable undertaking and promise by the Company to the person whose name is so inscribed that, for value received, the Company will make all payments due in respect of

the Note in accordance with these Conditions.

2. **Interest**

(A) Each Note bears a fixed rate interest from (and including) the Issue Date at the rate of 10% per annum (calculated on a 360-day year) on the principal amount of the Note outstanding from time to time which, subject as provided herein, will be payable quarterly in arrears commencing on the date falling three (3) months from the Issue Date and thereafter on the last day of each successive three (3) months' period. Interest accrues daily and will be calculated if payable for a period of less than three (3) months, by dividing the number of days elapsed since the previous interest payment date by 360.

(B) If, in respect of any calendar year during the term of the Note, the aggregate dividends payable on each Share in respect of that calendar year ("**Annual Dividend**") exceed 10% of the Conversion Price, the Company shall pay an interest amount to the Noteholder calculated as follows:

Annual Dividend - 10% of the Conversation Price

on the first quarterly interest payment date after the end of the relevant calendar year.

(C) Interest at the rate of 15% per annum will accrue in respect of any overdue amount due to the Noteholder under the Notes. Such interest is payable on demand made by the Noteholder.

3. **Redemption and payments**

(A) Period

Unless previously converted or redeemed, the Notes will be redeemed at the Final Redemption Amount together with all interest accrued thereon by the Company on the Maturity Date.

(B) Subject as hereinafter provided:

(i) payment of the Final Redemption Amount will be made on the Maturity Date by way of cheque ready for collection drawn in favour of the Noteholder at the principal place of business of the Company in Hong Kong/ by immediately transferable funds to an account nominated by the Noteholder (or in such other manner as agreed between the Company and the Noteholder); and

(ii) payment of interest in respect of the Notes will be made:

(a) quarterly commencing on the date falling three (3) months from the Issue Date and thereafter on the last day of each successive three (3) months' period by way of cheque ready for collection by the Noteholder on the due dates at the

principal place of business of the Company in Hong Kong/ by immediately transferable funds to an account nominated by the Noteholder; and

(b) in respect of interest accrued on the whole or the relevant part of the principal amount of any Notes converted by the Noteholder, on, and for the period but excluding, the day on which the certificates for the relevant Conversion Shares are delivered to the Noteholder pursuant to Condition 5(A) by way of cheque sent together with such Conversion Shares.

(C) If the due date for payment of any amount in respect of the Notes is not a Business Day, the Noteholder will be entitled to payment on the next following Business Day at the principal place of business of the Company in Hong Kong in the same manner as described in Condition 3(B) above. For the avoidance of doubt, the Noteholder will not be entitled to any further interest or other payment in respect of any such delay.

4. Conversion Right

(A) Each Noteholder has the right to convert the whole or any part representing US$100,000 or an integral multiple thereof of the outstanding principal amount of the Notes into Conversion Shares (credited as fully paid) at the Conversion Price at any time during the Conversion Period in accordance with this Condition 4.

(B) The number of Conversion Shares to be issued on conversion of each Note will be determined by dividing the principal amount of the Note by the Conversion Price in effect on the Conversion Date.

If more than one Note shall be deposited for conversion at any one time by the same Noteholder, the number of Conversion Shares to be issued upon conversion thereof will be calculated on the basis of the aggregate principal amount of the Notes so deposited.

On conversion of the whole or the relevant part of the principal amount of the Notes into Shares, the right of the relevant Noteholder to repayment of the Notes being converted shall be extinguished and released to the extent is converted and, in the case of the conversion of the entire principal amount thereof, the Notes shall be cancelled after the Company shall have satisfied all its obligations in respect of the delivery of the Conversion Shares and any accrued interest due under the Notes.

(C) Fractions of Shares will not be issued on conversion. Where any calculation or adjustment under these Conditions produces a fraction of a Share, the fraction must be eliminated by rounding down to the nearest whole number.

(D) The Conversion Shares issued shall rank *pari passu* with all other existing Shares outstanding as at the date of the Conversion Notice. With respect to the Conversion Shares, the Noteholders are entitled to all dividends and

other distributions the record date of which falls on a date on or after the Conversion Date.

(E) The Conversion Rights may, subject as provided herein, be exercised at any time during the Conversion Period by the Noteholder delivering to the principal place of business of the Company in Hong Kong a Conversion Notice requiring the Company to convert the Notes specified in such Conversion Notice together with the original of the Certificate in respect of the Notes to be converted.

(F) The Company shall be responsible for payment of all taxes and stamp, issue and registration duties (if any) and levies and charges imposed or arising on conversion of the Notes.

5 Conversion Procedure

(A) Upon receipt of a valid Conversion Notice in accordance with Condition 4(E), Shares shall be allotted and issued by the Company to the Noteholder or such other person(s) as it may direct, and the name of the Noteholder (or the name(s) of such other person(s) as it may direct) shall be entered into the Register, within seven (7) Business Days after, and with effect from, the Conversion Date and certificates for the Conversion Shares following the exercise of the Noteholder's Conversion Rights shall, to the extent possible, be issued in board lots of the Shares being traded on OTCBB and, if applicable, the Relevant Exchange (with the balance represented by a single certificate) and be delivered to the Noteholder within the said time (together, in the case of conversion in part only, with the Certificate duly endorsed by the Company).

(B) If the Company shall default in making payment in full in respect of the Notes on the Maturity Date or, in respect of any Notes which shall have been called for redemption on the date fixed for the redemption thereof, the Conversion Rights attaching to the Notes will continue to be exercisable up to and including the close of business on the date upon which the full amount of the moneys payable in respect of the Notes has been paid by the Company.

(C) Notwithstanding the foregoing, if a Conversion Date would otherwise fall on a day during a period in which the Register is closed for the purpose of establishing entitlements to any dividend or other rights attaching to the Shares (a "**Book Closure Period**"), such Conversion Date shall be postponed to the first Business Day after the expiry of such Book Closure Period.

6. Conversion Price Adjustment

(A) Subject as hereinafter provided, the Conversion Price shall from time to time be adjusted in accordance with this Condition 6, provided that the Conversion Price shall not be reduced below the par value of the Conversion Shares as a result of any adjustment under this Condition 6 unless under applicable law then in effect, the Notes may be converted at

such reduced Conversion Price into legally issued, fully-paid and non-assessable Shares.

(B) Adjustment Event

If an Adjustment Event (as defined below) occurs in respect of a Share, the Company must appoint an Approved Investment Bank to determine if such Adjustment Event has a diluting or concentrative effect on the theoretical value of that Share and, if so request:

(i) the Approved Investment Bank to determine the corresponding adjustment(s), if any, that should be made to the Conversion Price and all other necessary calculations or the Conditions, as the case may be, as the Approved Investment Bank determines appropriate:

(a) to account solely for the effect of such Adjustment Event; and

(b) to preserve the financial position of the Noteholder; and

(ii) determines the effective date(s) of the adjustment(s) in respect of such Adjustment Event.

For the purpose of this Condition 6(B), an "**Adjustment Event**" means any of the following events:

(i) a subdivision, consolidation or reclassification of the Shares, or a free distribution or dividend of any Shares to the existing holders of the Shares by way of bonus, capitalisation or similar issue;

(ii) a distribution, issue or dividend to existing holders of the Shares of:

(a) such Shares; or

(b) other share capital or securities granting the right to payment of dividends and/or the proceeds of liquidation of the Company equally or proportionately with such payments to holders of the Shares; or

(c) share capital or other securities of another issuer acquired or owned (directly or indirectly) by the Company as a result of a spin-off or other similar transaction; or

(d) any other type of securities, rights or warrants or other assets, in any case for payment (cash or other consideration) at less than the prevailing market price of the Shares as determined by the Approved Investment Bank;

(iii) a declaration of an extraordinary dividend in respect of the relevant Shares as determined by the Approved Investment Bank;

(iv) a call by the Company in respect of such Shares that are not fully paid;

(v) a repurchase by the Company or any of its Subsidiaries of the Shares whether out of profits or capital and whether the consideration for such repurchase is cash, securities or otherwise;

(vi) an event that results in any shareholders rights being distributed or becoming separated from shares of common stock or other shares of the capital stock of the Company under a shareholder rights plan or arrangement directed against hostile takeovers that providers upon the occurrence of certain event for a distribution of preferred stock, warrants, debt instruments or stock rights at a price below their market value, as determined by the Approved Investment Bank, provided that any adjustment effected as a result of such an event shall be readjusted upon any redemption of such rights; or

(vii) any other event that may have a diluting or concentrative effect on the theoretical value of the Shares.

The Notes shall be deemed to be amended in accordance with any determination of the Approved Investment Bank under this Condition 6(B) and the Company must, as soon as practicable after such determination, issue a revised Certificate that is consistent with such determination.

(C) March 2008 Profit Adjustment

If the Average 2007/2008 Profit (as defined below) is below US$7 million, the Conversion Price will be adjusted downward with effect from 1 July 2008 ("**Reset Date**") in accordance with the following formula:

$$\text{Adjusted Conversion Price} = \text{Existing Conversion Price} \times \frac{\text{Average 2007/2008 Profit}}{\text{US\$7,000,000}}$$

Where "**Average 2007/2008 Profit**" =

(The consolidated after-tax net profit but before extraordinary gains of the Group as shown in the audited financial statements of the Group for the year ending 31 March 2007 + the consolidated after-tax net profit but before extraordinary gains of the Group as shown in the audited financial statements of the Group for the year ending 31 March 2008) ÷ 2

For the avoidance of doubt, there will be no adjustment to the Conversion Price if the Average 2007/2008 Profit is at or above US$7,000,000 nor will any adjustment take into account any extraordinary gains.

(D) Any adjustment to the Conversion Price shall be made to the nearest 2 decimal places of US$ so that any amount less than US$0.005 shall be rounded down and any amount of US$0.005 or more shall be rounded up

and in no event shall any adjustment (otherwise than upon the consolidation of Shares into Shares of a larger nominal amount) involve an increase in the Conversion Price. In addition to any determination which may be made by the Directors, every adjustment to the Conversion Price shall be certified either (at the option of the Noteholder) by the auditors of the Company for the time being or by an Approved Investment Bank.

(E) If the Company or any Subsidiary shall in any way modify the rights attached to any share or loan capital so as wholly or partly to convert or make convertible such share or loan capital into, or attach thereto any rights to acquire, Shares, the Company shall appoint either an Approved Investment Bank or the Company's auditors to consider whether any adjustment to the Conversion Price is appropriate (and if such approved investment bank or the Company's auditors shall certify that any such adjustment is appropriate, the Conversion Price shall be adjusted accordingly and the provisions of Condition 6(G) shall apply).

(F) Notwithstanding the provisions of Conditions 6(A) and 6(B), in any circumstances where the Directors shall consider that an adjustment to the Conversion Price provided for under the said provisions should not be made or should be calculated on a different basis or that an adjustment to the Conversion Price should be made notwithstanding that no such adjustment is required under the said provisions or that an adjustment should take effect on a different date or with a different time from that provided for under the provisions, the Company may appoint an Approved Investment Bank or the Company's auditors to consider whether for any reason whatever the adjustment to be made (or the absence of adjustment) would or might not fairly and appropriately reflect the relative interests of the persons affected thereby and, if such Approved Investment Bank or the Company's auditors shall consider this to be the case, the adjustment shall be modified or nullified or an adjustment made instead of no adjustment in such manner including without limitation, making an adjustment calculated on a different basis and/or the adjustment shall take effect from such other date and/or time as shall be certified by such Approved Investment Bank or the Company's auditors to be in its opinion appropriate.

(G) Whenever the Conversion Price is adjusted in accordance with this Condition 6, the Company must give notice to the Noteholder that the Conversion Price has been adjusted (setting forth the event giving rise to the adjustment, the Conversion Price in effect prior to such adjustment, the adjusted Conversion Price and the effective date thereof) and shall at all times thereafter so long as any Notes remain outstanding make available for inspection at its principal place of business in Hong Kong a signed copy of the said certificate of the Company's auditors or (as the case may be) of the relevant Approved Investment Bank and a certificate signed by a director of the Company setting forth brief particulars of the event giving rise to the adjustment, the Conversion Price in effect prior to such adjustment, the adjusted Conversion Price and the effective date thereof and shall, on request, send a copy thereof to the Noteholder.

7. Protection of the Noteholders

(A) So long as any Notes are outstanding, and subject to approvals by Special Resolution (as defined in Schedule 3) of the Noteholders:

(i) the Company shall keep available for issue, free from pre-emptive rights, out of its recognized but unissued capital sufficient Shares to satisfy in full the Conversion Rights and all other rights for the time being outstanding of subscription for and conversion into Shares;

(ii) the Company shall not and shall procure each of its Subsidiaries not to give any mortgage, charge or other security to secure bonds, debentures or notes of the Company, a Subsidiary or any other person;

(iii) the Company shall not raise or assume any debt other than the Approved Debt nor will the Company permit or agree to any amendment or modification, or waiver of its rights or obligations under the Approved Debt or the subscription agreement(s) pursuant to which the Approved Debt was issued;

(iv) the Company shall not in any way modify the rights attached to the Shares as a class or attach any special restrictions thereto;

(v) the Company shall not issue or pay up any securities by way of capitalisation of profits or reserves or create or permit to be in issue any equity share capital other than the Conversion Shares or pursuant to the Approved Debt:

(vi) the Company shall procure that:

(a) no securities issued by the Company or any Subsidiary shall be converted into Shares or exchanged for Shares except in accordance with the terms of issue thereof; and

(b) no securities issued by the Company or any Subsidiary without rights to convert into Shares or to be exchanged for Shares shall subsequently be granted such rights;

(c) at no time shall there be in issue Shares of differing nominal values;

(vii) the Company shall not make any issue, grant or distribution or take any other action if the effect thereof would be that on the exercise of the Conversion Rights it would but be required to issue Shares at a discount to their nominal value;

(ix) if an offer is made to the holders of Shares (or such holders other than the offeror and/or any company controlled by the offeror and/or persons acting in concert with the offeror) to acquire all or a proportion of the Shares, the Company shall forthwith give notice

of such offer to the Noteholder and use all reasonable endeavours to procure that a similar offer is extended in respect of the Notes or in respect of any Shares issued on conversion of the Notes during the period of the offer;

(x) the Company shall not make any distribution in specie to holders of Shares;

(xi) the Company shall not, subject as hereinafter provided, make any reduction or redemption of share capital, share premium account or capital redemption reserve involving the repayment of money to shareholders (other than to shareholders having the right on a winding-up to a return of capital in priority to the holders of Shares) or reduce any uncalled liability in respect thereof;

(xii) the Company shall use all reasonable endeavours to:

(a) maintain a quotation of all the issued Shares on OTCBB or on a Relevant Exchange;

(b) obtain a listing of the Shares and all the Conversion Shares on a Relevant Exchange by 31 December 2009;

(xiii) as soon as possible and in any event not later than seven (7) Business Days after the announcement of the terms of any issue referred to in Condition 6 (or, if later, as soon as the relevant adjustment thereunder can reasonably be determined), give notice to the Noteholder advising it of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date; and

(xiv) the Company shall comply with and procure the compliance of all conditions imposed by OTCBB or by any other competent authority (in US, Hong Kong or elsewhere) for approval of the issue of the Notes or (if applicable) for the listing of and permission to deal in the Conversion Shares and to ensure the continued compliance thereof.

(B) The Company shall ensure that all Shares issued upon conversion of the Notes will be duly and validly issued, credited as fully paid and registered in the name of the Noteholder or its nominees.

8. <u>Consolidation, amalgamation or merger</u>

In the case of any consolidation, amalgamation or merger of the Company with any other corporation (other than a consolidation, amalgamation or merger in which the Company is the continuing corporation), or in the case of any sale or transfer of all, or substantially all, of the assets of the Company, the Company will forthwith notify the Noteholder of such event and (so far as legally possible) cause the corporation resulting from such

consolidation, amalgamation or merger or the corporation which shall have acquired such assets, as the case may be, to execute all such documents and take all such actions as may be necessary or desirable to ensure that the holder of the Notes then outstanding will have the right (during the period in which the Notes shall be convertible) to convert the Notes into the class and amount of shares and other securities and property receivable upon such consolidation, amalgamation or merger, sale or transfer by a holder of the number of Shares which would have become liable to be issued upon conversion of the Notes immediately prior to such consolidation, amalgamation or merger, sale or transfer. Such documents will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in the foregoing provisions of this Condition. This Condition 8 will apply in the same way to any subsequent consolidations, amalgamations or mergers, sales or transfers.

9. <u>Taxation</u>

(A) All payments of principal, premium (if any) and interest by the Company will be made free and clear of and without any deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the government of the US, Hong Kong or any authority thereof or therein having power to tax or impose such duty, assessments or charges, unless deduction or withholding of such taxes, duty, assessments or charges is compelled by law.

(B) Where such withholding or deduction is in respect of the principal, any premium (if any) and/or interest, the Company will pay such additional amount by way of principal and premium and interest to the extent required so that the net amount received by the Noteholders would be equal to the amounts which would have been receivable in the absence of any such withholding or deduction.

10. <u>Events of default</u>

(A) If any of the following events occurs, the Noteholder may give written notice to the Company that each and every Note held by such Noteholder is, and they shall on the giving of such notice immediately become, due and payable at its principal amount outstanding together with any accrued interest calculated up to and including the date of repayment:

(i) the Company fails to (1) pay the principal or any interest on any Notes when due; or (2) deliver the Conversion Shares as and when such Shares are required to be delivered following conversion of the Notes;

(ii) the Company defaults in performance or observance or compliance with any of its other obligations under the Notes or the subscription agreement pursuant to which the Notes were issued which default is incapable of remedy or, if capable of remedy, is not in the reasonable opinion of the Noteholders and the holders of the

Approved Debt comprising the Majority Noteholder remedied within fourteen (14) Business Days after written notice of such default shall have been given to the Company by the Noteholder;

(iii) the Company or any Subsidiary becomes insolvent or is unable to pay its debts as they mature or applies for or consents to or suffers the appointment of any administrator, liquidator or receiver of the Company or any Subsidiary or takes any proceeding under any law for a readjustment or deferment of its obligations or any part of them or makes or enters into a general assignment or compromise with or for the benefit of its creditors;

(v) a moratorium is agreed or declared in respect of any indebtedness of the Company or any Subsidiary or any governmental authority or agency condemns, seizes, compulsorily purchases or expropriates all or a substantial part of the assets of the Company or any Subsidiary;

(vi) the Shares (as a class) cease to be quoted on OTCBB for a continuous period of fourteen (14) Business Days due to the default of the Company;

(vii) any consolidation, amalgamation or merger of the Company with any other corporation (other than a consolidation, amalgamation or merger approved in writing by all the Noteholders), or in the case of any sale or transfer of all, or substantially all, of the assets of the Company;

(viii) it becomes unlawful for the Company to perform or comply with its obligations under the Notes;

(ix) an administrator, an encumbrancer or a receiver is appointed, an order is made or an effective resolution passed for the winding-up or dissolution or administration of Company, or the Company shall apply or petition for a winding-up or administration order in respect of itself or ceases or through an official action of its board of directors threaten to ceases to carry on all or a substantial part of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganisation, merger or consolidation on terms approved in advance by all the Noteholders;

(x) a distress, execution or seizure before judgment is levied or enforced upon or sued out against a material part of the property of the Company or any Subsidiary and is not discharged within three days thereof;

(xi) proceedings shall have been initiated against the Company or any Subsidiary under any applicable bankruptcy, reorganization or insolvency law and such proceedings shall not have been discharged or stayed within a period of 21 days;

(xii) proceedings are initiated against the Company or any Subsidiary and are not stayed within 30 days from the actual date of service of such proceedings; or

(xiii) any of the Company or any Subsidiary enters into any agreement, arrangement or commitment in relation to any construction-related projects or business.

(B) The Company will forthwith on becoming aware of any such event as is mentioned in this Condition give notice in writing thereof to the Noteholders. At any time after the Notes become payable the Noteholder may without further notice institute such proceedings as it may think fit to enforce payment of the monies due.

11. Undertakings

The Company undertakes that:

(a) so long as any Notes remain outstanding or any amount is due under or in respect of any Notes, it will issue Shares to Noteholders on exercise of Conversion Rights in accordance with the Conditions and ensure that at all times it has the ability to issue Shares free from pre-emptive rights and any other restrictions relating to the sale, transfer or disposal of Shares such number of Shares as would enable the Conversion Rights and all other rights of subscription and exchange for and conversion into Shares to be satisfied in full, except that such Shares cannot be sold, transferred or disposed of unless pursuant to the registration provisions of the United States Securities Act of 1933 or an exemption therefrom; and

(b) it will send to each Noteholder, at the same time as the same are sent to the holders of Shares, its audited accounts and all other notices, reports and communications despatched by it to the holders of Shares generally; and

(c) it will keep available for issue sufficient share capital to satisfy in full all rights for the time being outstanding of conversion into Shares.

12. Voting

None of the Noteholders will be entitled to attend or vote at any general meetings of the Company by reason only of it being a Noteholder.

13. Experts

In giving any certificates or making any adjustment hereunder, the Company's auditors or (as the case may be) the approved investment bank shall be deemed to be acting as experts and not as arbitrators and, in the absence of manifest error, their decision shall be conclusive and binding

on the Company and the Noteholders and all persons claiming through or under them respectively.

14. Noteholders Meetings and Modification and waiver

(A) Noteholders Meetings

Schedule 3 sets out the provisions for convening meetings of Notetholders and holders of Approved Debt to consider any matter affecting the interests of Noteholders and holders of Approved Debt, including the modification by Special Resolution of these Conditions. A Special Resolution duly passed at any such meeting shall be binding on the Noteholders and holders of Approved Debt, whether present or not. In addition, in lieu of such a meeting, a Special Resolution may be passed by a written resolution signed by a majority of Noteholders and holders of Approved Debt who represent at least 75 per cent. of Notes and Approved Debt then outstanding.

(B) Modification and waiver

Any modification by the Company of the Notes (including these Conditions) or any waiver or authorisation of any breach or proposed breach by the Company of the Notes requires Special Resolution unless such modification (i) is made to correct a manifest error or (ii) is of a formal, minor or technical nature which, in the reasonable opinion of the Company, is not materially prejudicial to the interests of the Noteholders or the holders of the Approved Debt. The Company in determining whether or not such modification is materially prejudicial to the interests of the Noteholders or the holders of the Approved Debt may act upon the advice or the opinion of or any information obtained from an expert (at the expense of the Company).

15. Notices

Any notice required or permitted to be given hereunder shall be given in writing by delivering it in the case of the Company to its principal place of business in Hong Kong from time to time and in the case of the Noteholder to such address in Hong Kong as the Noteholder may have notified to the Company in accordance with this Condition 15 and may be given by sending it by hand or in a prepaid envelope by post to such address and such notice shall be deemed to be served at the time of delivery or (as the case may be) 48 hours after posting, or if sooner upon acknowledgement of receipt by or on behalf of the party to which it is addressed.

16. Governing law and jurisdiction

The Notes and the terms of the Notes are governed by and shall be construed in accordance with the law of Hong Kong and the parties agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

Schedule 1 - Form of Conversion Notice

GLOBAL INNOVATIVE SYSTEMS INC.

(Incorporated in the State of Nevada, United States of America with limited liability)

US$100,000 10 PER CENT. REDEEMABLE CONVERTIBLE NOTES
DUE ON 31 December, 2009

CONVERSION NOTICE

(To be completed in duplicate)

(Please read the notes overleaf before completing this Notice.)

Name: ______________________ Date: ______________________

Address: ______________________

____

____

Signature: ______________________

To: Global Innovative Systems Inc. (the "**Company**")

I/We, being the holder of the Notes (the "**Notes**") specified below, hereby elect to convert the principal amount of such Notes specified below into ordinary shares of the Company ("**Shares**") in accordance with Condition 5 of the Conditions.

1. Total principal amount and certificate number(s) of Notes to be converted:-

   Total principal amount: ______________________

   Certificate number(s) of Notes: ______________________

2. Total number of Shares to be issued:-

   Total principal amount of Notes to be converted ÷ Conversion Price
   = __________

3. Name(s), address(es) and signature(s) of person(s) in whose name(s) the Shares required to be delivered on conversion are to be registered:-

Name: ______________________

Address: ______________________

____

____

Signature: ______________________

4. I/We hereby request that the certificates for the Shares (and, in the case of a partial conversion, the Certificate for the Notes endorsed with the remaining principal amount of the Notes) required to be delivered upon conversion be despatched (at my/our risk and expense) to the person whose name and address is given below and in the manner specified below:-

Name: ______________________

Address: ______________________

____

____

Manner of despatch (if other than by ordinary mail): ______________________

Notes:

If any adjustment contemplated by the Conditions is required in respect of a conversion where additional Shares are to be issued, certificates for the additional Shares deliverable pursuant to such adjustment (together with any other securities, property or cash) will be delivered or despatched in the same manner as the Shares, other securities, property and cash previously issued pursuant to the relevant Conversion Notice.

For Company's use only:-

1. (A) Note conversion identification reference: ______________

   (B) Conversion Date: ______________________________

2. (A) Aggregate principal amount of Notes: ______________

   (B) Principal amount of the Notes converted: ______________

(C) Conversion Price on Conversion Date: ______________________

(D) Number of Shares converted: ______________________ (disregard fractions)

(E) Remaining principal amount of Notes after conversion: ___________

3. Amount of interest due to converting Noteholder in respect of the principal amount of the Notes which has been converted: ______________________

Notes: The Company must complete items 1, 2 and 3.

Schedule 2 - Transfer Form

TRANSFER FORM

We, ______________________________ of ________________________________

____
___ (the "**Transferor**") in consideration of the sum of [insert consideration amount] paid to us by ____ of

____
_________ (hereinafter called the "**Transferee**") do hereby transfer to the Transferee the sum of US$______________ of the outstanding principal amount ("**Transferred Notes**") of the 10% fixed rate redeemable convertible Notes issued by Global Innovative Systems Inc. on [•], 200[●] and held by the Transferor to hold unto the Transferee, his executors, administrators or assigns, subject to the several conditions upon which we hold the same at the time of execution thereof. We, the Transferee, do hereby agree to take the Transferred Notes subject to the same conditions.

Witness to our hands the [•] day of [•], [•].

Witness to the signature(s) of
[name of Transferor]

Witness's signature ______________________
Name: ______________________
Address: ______________________
____
Occupation: ______________________ ______________________ (Transferor)

Witness to the signature(s) of
[name of Transferee]

Witness's signature ______________________
Name: ______________________
Address: ______________________
____
Occupation: ______________________ ______________________ (Transferee)

Schedule 3 - Provisions for Meetings of the Noteholders

This Schedule 3 applies to the Notes and the Approved Debt. For the purposes of this Schedule 3, a reference to:

(a) "**Notes**" includes reference to the Approved Debt; and

(b) "**Noteholders**" includes reference to the holders of the Approved Debt.

1. The Company at any time may, and upon a request in writing of the Noteholders holding not less than one-fifth of the aggregate of the aggregate principal amount of the Notes for the time being outstanding shall, convene a meeting of the Noteholders. Every such meeting shall be held at such place as the Directors may approve.

2. At least fourteen days' notice shall be given to the Noteholders. The notice shall specify the day, time and place of meeting and the terms of the resolutions to be proposed. The accidental omission to give notice to or the non-receipt of notice by any of the Noteholders shall not invalidate the proceedings at any meeting.

3. A person (who may, but need not be a Noteholder) nominated in writing by the Company shall be entitled to take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within fifteen minutes after the time appointed for the holding of such meeting the Noteholders present shall choose one of their number to be chairman of the meeting ("**Chairman**").

4. At any such meeting two or more persons holding the Notes and/or being proxies and being or representing in the aggregate the holders of not less than five per cent of the Notes for the time being outstanding shall (except for the purpose of passing a Special Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of any such meeting. The quorum at any such meeting for the passing of a Special Resolution shall be two or more persons holding the Notes and/or being proxies and being or representing in the aggregate the holders of not less than 10 per cent of the Notes for the time being outstanding.

5. If within half an hour after the time appointed for any meeting a quorum is not present, the meeting shall, if convened upon the requisition of Noteholders, be dissolved. In any other case it shall stand adjourned for such period, not being less than fourteen days nor more than twenty-eight days, and to such time and place, as may be appointed by the Chairman.

At such adjourned meeting two or more persons present in person holding the Notes or being proxies (whatever the number of the Notes so held or represented) shall form a quorum and shall have the power to pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting.

6. The Chairman may with the consent of (and shall if directed by) any meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

7. At least seven days' notice of any meeting adjourned through want of a quorum shall be given in the same manner as of an original meeting, and such notice shall state the quorum required at such adjourned meeting. Subject as aforesaid, it shall not be necessary to give any notice of an adjourned meeting.

8. Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both, on a show of hands and on a poll, have a casting vote in addition to the vote or votes (if any) to which the Chairman may be entitled as a Noteholder or as a proxy.

9. At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman or by one or more persons holding one or more Notes or being proxies and being or representing in the aggregate the holders of not less than 10 per cent of the Notes then outstanding, a declaration by the Chairman that a resolution has been carried or carried by a particular majority or list or not carried by any particular majority, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10. If at any meeting a poll is so demanded, it shall be taken in such manner and, subject as hereinafter provided, either at once or after any adjournment, as the Chairman directs, and the results of such poll shall be deemed to be the resolution as at the date of the taking of the poll of the meeting at which the poll was demanded. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the question on which the poll has been demanded.

11. Any poll demanded at any meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

12. The Company (through its representatives), and its legal and financial advisers shall be entitled to attend and speak at any meeting of the Noteholders. Save as aforesaid, no person shall be entitled to attend or vote at any meeting of the Noteholders or to join with others in requesting the convening of such a meeting unless he is a Noteholder or the duly

authorised representative of a corporate Noteholder or a duly appointed proxy. Neither the Company nor any subsidiary of the Company shall be entitled to vote in respect of Notes held by it or on its behalf nor shall the holding of any such Notes count towards a quorum.

13. Subject as provided in paragraph 12 hereof, at any meeting:

(a) on a show of hands every Noteholder who is present in person or (in the case of a corporation) by a duly authorised representative and every person who is a proxy shall have one vote; and

(b) on a poll every Noteholder who is present in person or by proxy as aforesaid shall have one vote in respect of each whole Note.

Any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

14. A Noteholder is entitled to appoint another person as his proxy or attorney to attend and vote instead of him. Neither a proxy nor an attorney need be a Noteholder.

15. No objection shall be raised as to the admissibility of any vote except at the meeting or adjourned meeting at which the vote objected to is or may be given or tendered and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection shall be referred to the Chairman, whose decision shall be final and conclusive.

16. A meeting of the Noteholders shall in addition to all other powers (but without prejudice to any powers conferred on other persons by these presents) have the following powers exercisable by Special Resolution, namely:

(a) power to sanction any compromise or arrangement proposed to be made between the Company and the Noteholders or any of them;

(b) power to sanction any proposal by the Company for modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Noteholders against the Company whether such rights shall arise under these presents or otherwise;

(c) power to sanction any proposal by the Company for the exchange or substitution for the Notes of, or the conversion of the Notes into, shares, stock, bonds, debentures, debenture stock or other obligation or securities of the Company or any other body corporate formed or to be formed;

(d) power to assent to any modification of the Conditions which shall be proposed by the Company;

(e) power to authorise any person to concur in and execute and do all such documents, acts and things as may be necessary to carry out and give effect to any Special Resolution;

(f) power to discharge or exonerate any person from any liability in respect of any act or omission for which such person may have become responsible under these presents or the Notes;

(g) power to give any authority, direction or sanction which under the provisions of these presents or the Notes is required to be given by Special Resolution; and

(h) power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretion which the Noteholders could themselves exercise by Special Resolution.

17. A Special Resolution shall be binding upon all the Noteholders, whether present or not present at such meeting, and each of the Noteholders shall be bound to give effect thereto accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justified the passing thereof.

18. The expression "**Special Resolution**" means a resolution passed at a meeting of the Noteholders duly convened and held and carried by a majority consisting of not less than three-fourths of the votes cast upon a show of hands, or if a poll is duly demanded, by majority consisting of not less than three-fourths of the votes cast on a poll.

19. Minutes of all resolutions and proceedings at every meeting shall be made and duly entered in books to be from time to time provided for that purpose by the Company, and any such minutes, if the same are signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted or by the Chairman of the next succeeding meeting of the Noteholders, shall be conclusive evidence of the matters therein contained and, until the contrary is proved, every meeting in respect of the proceedings of which minutes have been made and signed as aforesaid shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted thereat to have been duly passed and transacted.

20. Subject to all other provisions contained in these presents the Directors may, without the consent of the Noteholders, prescribe such further regulations regarding the holding of meetings of Noteholders and attendance and voting thereat as the Company may at its sole discretion determine, including particularly (but without prejudice to the generality of the foregoing) such regulations as the Company thinks reasonable so as to satisfy itself that persons are in fact Noteholders who purport to requisition a meeting in accordance with paragraph 1 of this schedule 3.

21. To the extent that the provisions of this schedule 3 and any further regulations prescribed by the Company under paragraph 20 of this schedule 3 do not specifically regulate any aspect of meetings of the Noteholders, the equivalent provisions of the Company's constitution for

the time being relating to meetings of holders of Shares shall apply, mutatis mutandis, to meetings of Noteholders as if incorporated herein.

1 Incorporation and qualification

(a) Incorporation

Each Group company is validly constituted, existing and incorporated, and in good standing under the laws of its place of incorporation and has the requisite corporate and legal power to own all its properties and assets and to carry on its business within the scope of its constituent documents and in compliance in all material respects with all applicable laws and regulations.

(b) Qualification

Each Group company is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary and has obtained and maintained in full force and effect all necessary consents, authorisations, approvals, licenses, waivers and exemptions in relation to the carrying on of its business within the scope of its constituent documents, and no Group company has received any notice of proceedings relating to the revocation or modification of any such consent, authorisation, approval, license, waiver or exemption.

(c) No conflict

The provisions of the memorandum and articles of association of each Group company are in full compliance with all applicable laws and regulations.

2 Power and Authority

(a) Power

The Company and each Relevant Shareholder has the requisite corporate power and authority to enter into and perform this agreement and, in the case of the Company, to issue the Convertible Notes, the Additional Notes and the Conversion Shares in accordance with the terms of this agreement.

(b) Authority

The execution and delivery of this agreement and the Convertible Notes and the Additional Notes by the Company, the execution and delivery of this agreement by the Relevant Shareholders and the consummation by the Company and the Relevant Shareholders of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Notes and the reservation for issuance and the issuance of the Conversion Shares issuable upon conversion or exercise thereof, have been duly authorised by the Boards of the Company and, where applicable, each corporate Relevant Shareholder and no further consent or authorisation is required to be given by

the Company, any Relevant Shareholder, the Boards of the Company or any corporate Relevant Shareholder or the shareholders of the Company or any corporate Relevant Shareholder.

(c) Binding obligations

This agreement and the other Transaction Documents of even date herewith have been duly executed and delivered by the Company and each Relevant Shareholder, and constitute the valid and binding obligations of the Company and each Relevant Shareholder enforceable against the Company and each Relevant Shareholder in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganisation, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies. As at the relevant Completion, the Transaction Documents dated after the date hereof shall have been duly executed and delivered by the Company and, if a party, each Relevant Shareholder, and shall constitute the valid and binding obligations of the Company and each Relevant Shareholder enforceable against the Company and each Relevant Shareholder in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganisation, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

(d) Convertible Bonds

(a) On Completion, the Convertible Notes and/or the Additional Notes will be validly issued.

(b) On issue, the Convertible Notes and/or the Additional Notes will be free and clear of any Encumbrance.

(c) The Convertible Notes and/or the Additional Notes will not be issued in violation of any pre-emptive or similar rights of any person or of the terms of any agreement by which the Company is bound.

3 Issuance of Securities

(a) Issuance

The Notes are duly authorised and, upon issuance in accordance with the terms hereof, shall be free from all taxes, liens and charges with respect to the issue thereof. The Company shall for such time as any Notes remain outstanding have sufficient authorised share capital for and shall have reserved out of its authorised but unissued Shares for the purpose of issuance no less than the sum of such number of Shares needed to provide for the issuance of the Conversion Shares upon conversion of all outstanding Notes which shall have been duly authorised to be reserved for issuance upon conversion of the Notes. Upon conversion in accordance with the Notes, the Conversion Shares will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Shares.

(b) Dilutive effect

The Company understands and acknowledges that the number of Conversion Shares will increase in certain circumstances. The Company further acknowledges that its obligation to issue Conversion Shares in accordance with this agreement and the Notes is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(c) No conflicts

Subject to satisfaction of the Conditions Precedent, the issue of the Notes and the issue of the Conversion Shares, and the consummation of the transactions herein and therein contemplated and compliance with the terms hereof and thereof by the Company do not, and will not, at the time of execution and delivery or issue (as the case may be), (i) conflict with or result in breach of any of the terms or provisions of, or constitute a default under any indenture, trust deed, mortgage or other agreement to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective assets or properties are bound; or (ii) infringe or violate any existing applicable law, rule, regulation, judgment, order, decision or decree of any government, governmental body or court, domestic or foreign, having jurisdiction over the Company, any such Subsidiary or any of their respective assets or properties.

(d) Consents

Neither the Company nor any Subsidiary is required to obtain any consent, approval, waiver, exemption, registration, notice and authorisation of, to or with any court, regulatory or governmental agency or body or the shareholders of the Company for or in connection with the issue of the Convertible Notes and the issue of the Conversion Shares and the provisions of this agreement, except for the issue, sale, transfer or disposal of the Convertible Notes or Conversion Shares which may require registration under the United States Securities Act of 1933 (unless an exemption applies)..

4 Shares

(a) Share capital

The Company's authorised share capital consists of 800,000,000 common Shares, of which 34,812,642 Shares are issued. The issued share capital of the Company will be increased to 37,451,410 Shares of par value US$0.001 each after all amounts due to the Relevant Shareholders by the Company have been converted into the Shares pursuant to clause 2.1(c). All of the issued Shares have been duly authorised and validly issued and are fully paid and non-assessable.

(b) No encumbrances and pre-emptive rights

None of the Company's securities in its authorised but unissued share capital are subject to pre-emptive rights or any other similar rights or any liens or Encumbrances suffered or permitted by the Company.

(c) No obligation to issue other securities

There are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exercisable or exchangeable for, any shares in the capital of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares in the capital of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares in the capital of the Company or any of its Subsidiaries, except for the Shares which may be issued in relation to the Approved Debt.

(d) No outstanding securities

There are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, except for the Shares which may be issued in relation to the Approved Debt.

(e) No anti-dilution provisions

There are no securities or debentures containing anti-dilution or similar provisions that will be triggered by the issuance of the Notes.

(f) No share appreciate rights

The Company does not have any share appreciation rights or "phantom stock" plans or agreements or any similar plan or agreement, except as provided for in this agreement.

(g) Issue of Shares

The Company has available for issue free from pre-emption rights or any other Encumbrance sufficient authorised but unissued Shares to enable the Conversion Rights (as defined in the Conditions) and all other rights of subscription and exchange attaching to the Notes to be exercised or satisfied in full.

(h) No shareholders agreement

There is no agreement between the shareholders of the Company or of the Subsidiaries.

5 Assets

(a) Valid title

Each Group company has good and valid title to all of the properties and assets which it owns, and such properties and assets are free and clear of any material title defects, liens, claims, charges, security interests or other Encumbrances of any nature whatsoever other than liens, charges, mortgages

or Encumbrances created as security for borrowings and obligations of the Group. The properties and other assets presently owned, leased or licensed by each Group company include all rights, properties and other assets necessary to permit each such Group company to conduct its business in all material respects in the same manner as such business has been conducted prior to the date hereof. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries.

(b) Trading stock and supplies

All trading stock and supplies of the Company and its Subsidiaries are of good merchantable quality and fit for the purpose for which they are to be used.

(c) Systems and information technology

All computer systems, hardware or software of the Group perform their intended function and comprise all the assets, systems, hardware and software required to enable the Group to operate fully and efficiently.

(d) Intellectual property rights

Each Group company owns or possesses adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorisations, trade secrets and rights necessary to conduct their respective businesses as now conducted. The trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, government authorisations, trade secrets or other intellectual property rights of each Group member have not expired or terminated, or are expected to expire or terminate within two years from the date of this agreement. No Group company has any knowledge of any infringement by any Group company of trademark, trade name rights, patents, patent rights, copyrights, inventions, licenses, service names, service marks, service mark registrations, trade secret or other similar rights of others, or of any such development of similar or identical trade secrets or technical information by others. There is no claim, action or proceeding being made or brought against, or to the Company's knowledge, being threatened against, any Group company regarding trademark, trade name, patents, patent rights, invention, copyright, license, service names, service marks, service mark registrations, trade secret or other infringement. The Group companies are unaware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Group companies have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties.

6 Information

(a) Assumptions and forecasts reasonable

All forecasts and projections given to the Investor by the Company, its Subsidiaries, the Relevant Shareholders or their professional advisers have been prepared with all due care and prudence and on a reasonable basis.

(b) Factual information

The factual information relating to the Company, the Subsidiaries and the Relevant Shareholders set out in this agreement is accurate in all material respects and no facts have been omitted which would render such factual information inaccurate or misleading in any material respect.

(c) Company Details

The Details section of this agreement contains complete, accurate and up to date details of the Company and of the Relevant Shareholders.

(d) Detail so Subsidiaries

Schedule 5 of this agreement contains complete, accurate and up to date details of the Subsidiaries.

7 Documents and records

(a) Records complete, accurate and up-to-date

The records of the Company and each of its Subsidiaries are complete, accurate and up-to-date and have been maintained in accordance with all applicable laws.

(b) Other documents

All other material documents (including documents of title and copies of all agreements to which the Company and each Subsidiary is a party) which are the property of the Company or its Subsidiaries or ought to be in its possession, are in its possession or under its control.

(c) Filings required by law

Each document or filing which is required by law to be delivered or made to any Government Agency by the Company or its Subsidiaries has been duly delivered or made.

8 Litigation

(a) Current litigation

No Group company is engaged in and no such litigation, arbitration, prosecution or other suits, actions, claims or proceedings are pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against, relating to or involving any Group company or the officers or directors of any

Group company in their capacities as such or any material property of any Group company, nor are there any facts likely to give rise to such proceedings known or which would on reasonable enquiry be known to any Group company or their respective directors.

(b) Threatened actions

There are no suits, actions, claims or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened challenging the validity or propriety of the transactions contemplated hereby and by the other Transaction Documents.

(c) Judgment and orders

No order has been made, or petition presented, or resolution passed or analogous proceedings instituted for the winding up of any member of the Group; nor has any distress, execution or other process been levied in respect of a member of the Group which remains undischarged; nor is there any unfulfilled or unsatisfied judgment or court or arbitration order outstanding against any member of the Group, nor has any receiver or receiver manager been appointed over all or any material part of the undertaking and assets or properties of any member of the Group.

(d) Investigations

Without limiting the foregoing, to the knowledge of the Company or any of its Subsidiaries, there is no action, suit, proceeding, inquiry or investigation before or by any public board, government agency, self-regulatory organisation or body pending or, threatened against or affecting the Company, the Shares or any of the Subsidiaries or any of the Company's or such Subsidiaries' officers or directors in their capacities as such.

9 Accounts

(a) Accounts

The consolidated audited accounts of the Group for the financial year ended on the Last Accounts Date has been prepared in accordance with generally accepted accounting principles in the United States of America and present a true and fair view of the state of affairs of the Group and of the profits and cashflow of the Group ended on the date to which it relates. Since the Last Accounts Date, no event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to the Company or any of its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, that has had or is reasonably expected to have, individually or in the aggregate, a Material Adverse Change.

(b) Internal accounting control

Each Group company maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management's general or specific authorisations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to

maintain asset accountability; and (iii) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

10 Solvency and encumbrances

(a) Solvency

The Company and each Subsidiary is solvent. No transfer of property has been or is being made by the Company or its Subsidiaries and no obligation has been or is being incurred by the Company or its Subsidiaries in connection with the transactions contemplated by this agreement or related documents with the intent to hinder, delay, or defraud either present or future creditors of the Company.

(b) Off-balance sheet finance

Neither the Company nor its Subsidiaries have any finance lease, time purchase or title retention agreement, or other financing of a type which is not required to be disclosed in the audited consolidated accounts of the Group.

(c) Guarantees and other obligations

Except as shown in the audited consolidated accounts of the Group, neither the Company nor its Subsidiaries have granted or agreed to grant and is not a party to any guarantee, letter of comfort, indemnity or security interest.

(d) Encumbrances

There is no Encumbrance which is binding on the Company or its Subsidiaries and no agreement to grant any such Encumbrance.

(e) Power of attorney

There are no powers of attorney given by the Company or its Subsidiaries in force.

11 Business

(a) Conduct of business

No Group company is in violation of any term of or in default under its memorandum and articles of association, organisational charter, bylaws, or other relevant constitutive document as the case may be. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing.

(b) Licences and consents

All licences which are necessary for the conduct of the Business have been obtained and are valid and subsisting. All conditions which apply to any such licence have been complied with in all material respects. None of such

licences has been breached by the Company, its Subsidiaries or, so far as the Relevant Shareholders, the Company and its Subsidiaries are aware, is likely to be suspended, cancelled, refused, materially altered, not renewed, or revoked.

(c) Grants

Neither the Company nor its Subsidiaries have applied for, or received, any grant, subsidy or other financial assistance from any Government Agency or other body.

(d) Resolutions

Each resolution of directors or members of the Company and its Subsidiaries has been validly and properly passed in accordance with all applicable laws.

(e) Illegal activities

No Group company has used, nor does it have any knowledge of any director, officer, agent, employee or other person acting on behalf of any Group company using, in the course of its actions for, or on behalf of, the Company, any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; making any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violating or being in violation of any legislation or regulatory guidelines or codes of practice dealing with or related to corrupt practices, fraudulent dealings or illegal activities; or making any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(f) Transactions with affiliates

None of the officers, directors, or employees of the Company is presently a party to any transaction with any Group company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

(g) Indebtedness

No Group company (i) has any outstanding Financial Indebtedness exceeding US$500,000, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument would result in a Material Adverse Change, (iii) is in violation of any term of or in default under any contract, agreement, instrument or indebtedness, except where such violations and defaults would not result, either individually or in the aggregate, in a Material Adverse Change, or (iv) is a party to any contract, agreement or instrument, the performance of which, in the judgement of the Company's officers, has or is expected to have a Material Adverse Change.

(h) No undisclosed events

No event, liability, development or circumstance has occurred or exists, or is contemplated to occur, with respect to any Group company or their respective business, properties, prospects, operations or financial condition, that would be required to be publicly disclosed by the Company under applicable securities laws relating to an issuance and sale by the Company of its Shares and which has not been publicly announced.

(i) No other business

The Group does not conduct any business other than the Business.

12 Contracts

(a) No default by the Company

No member of the Group is in default in the performance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material debentures or agreement to which it is a party or by which it or its property is bound. From the Last Accounts Date, no Group company has entered into any material agreement or has incurred any material obligation outside its ordinary course of business, and no Group company has incurred any material indebtedness outside its ordinary course of business.

The Sinova Subscription Agreement has not been amended, varied or modified nor has any waiver been granted by the Company in respect of the Sinova Subscription Agreement.

(b) No default by a counterparty

No event of default of any other party to any respective agreement to which the Group is a party, and no event which, with the giving of notice or the passage of time or both, would become any such event of default, has occurred or is continuing.

(c) No change of control provisions

Neither the Company nor its Subsidiaries is a party to any agreement under which, upon a change of control of the Company or its Subsidiaries, any person is entitled to terminate that agreement or require the adoption of terms which are less favourable to the Company or its Subsidiaries than the current terms.

(d) No restrictive covenants

Neither the Company nor its Subsidiaries is a party to any agreement which restricts its freedom to conduct the Business wherever and however it thinks fit.

(e) Notices

Neither the Company nor its Subsidiaries have received any notice which does or might adversely affect in a material way any rights or any exercise of

any rights of the Company or its Subsidiaries in respect of any contract or Encumbrance.

13 Insurance

Each Group company has in full force and effect adequate policies of fire, third party liability and other forms of insurance commonly obtained by companies engaged in similar business to the Company. All premiums for such policies covering all periods up to and including the date hereof have been paid, and no notice of cancellation has been received. Such policies are sufficient for compliance with all requirements of law and of all agreements to which each Group company is a party.

14 Employees

The Company believes that each of the Group companies' relations with their respective employees are good. No executive officer has notified the Company that such officer intends to leave the Company or otherwise terminate such officer's employment with the Company or any member of the Group. No executive officer is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.

15 Environmental matters

The Group companies (i) are in compliance with any and all applicable environmental laws, (ii) have received all permits, licenses or other approvals required of them under applicable environmental laws to conduct their respective businesses and (iii) are in compliance with all material terms of any such permit, license or approval.

16 Tax

Each Group company has made or filed all tax returns, reports and declarations required by any jurisdiction to which it is subject, and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

17 Position since the Last Accounts Date

(a) No material adverse effect

Since the Last Accounts Date, no Material Adverse Change has occurred. The Company has not taken any steps, and does not currently expect to take

any steps, to seek protection pursuant to any insolvency law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate insolvency proceedings. Since the Last Accounts Date the Company has not (i) declared or paid any dividends, (ii) sold any assets outside of the ordinary course of business or (iii) made or incurred capital expenditures, individually or in the aggregate, in excess of US$500,000.

(b) No special resolution

Since the Last Accounts Date neither the Company nor its Subsidiaries have passed any special resolution, except as contemplated by this agreement.

(c) No dividends

Since the Last Accounts Date no dividend, bonus issue or other distribution or repayment of any loan is in arrears or has been declared, made or paid by the Company or its Subsidiaries, except as provided for in the Accounts.

(d) Business carried on

Since the Last Accounts Date, the Business has been conducted in the ordinary course in a proper and efficient manner, without any interruption or alteration in its nature, scope or manner.

(e) No change of remuneration

Since the Last Accounts Date neither the Company nor its Subsidiaries have increased the salary, wages or other remuneration of any employee, director or officer, or agreed to pay any redundancy payment, except:

(i) in accordance with previous established practice; and

(ii) in the ordinary course of ordinary business.

(f) No insurance claims

Since the Last Accounts Date no insurance claim by the Company or its Subsidiaries has been refused or settled below the amount which has been claimed.

(g) Reports

Since the Last Accounts Date, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the Government Agencies. As of their respective dates, such documents complied in all material respects with the requirements of relevant Government Agencies and none contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No other information provided by or on behalf of the Company or a Relevant Shareholder to the Investor contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made,

not misleading. All the information set out in this agreement (including but not limited to the recitals) in connection with the Company, any other member of the Group or a Relevant Shareholder is true and accurate.

Subscription Agreement for Notes of Global Innovative Systems Inc.
Schedule 4 - Form of Exercise Notice

To: Global Innovative Systems Inc. ("**Company**") Date:

Attention: Directors of the Company

Dear Sirs

Subscription for Additional Notes

We refer to the subscription agreement dated 18 January 2007 ("**Agreement**") between the Company and, inter alia, the undersigned. Capitalised terms in this letter bears the meanings as defined in the Agreement.

In accordance with clause 4 of the Agreement, we hereby give you notice of the exercise of the [First/Second] Option to subscribe for US$[•] convertible notes of the Company ("**Additional Notes**").

Subject to the satisfaction of the Conditions Precedent:

(a) we will pay the Subscription Price for each Additional Note, representing the aggregate principal amount of the Additional Notes in the amount of US$[•] to you in accordance with clause 4 of the Agreement; and

(b) the Company must issue and deliver to us a Certificate representing the Additional Notes duly executed on your behalf and registered in the name of [insert name of the Investor/ Investor's nominee] on or prior to [insert the date], being the Additional Notes Completion Date.

Yours faithfully

____

Authorised signatory

Full Moon Resources Limited

Subscription Agreement for Notes of Global Innovative Systems Inc.
Schedule 5 - Subsidiaries

Name of subsidiary	Date of incorporation	Place of incorporation	Percentage of effective ownership
Tech Team Holdings Limited	February 15, 2002	The Cayman Islands	100
Tech Team Investment Limited	March 24, 2000	The British Virgin Islands	100
Tech Team Development (Zhuhai) Limited	August 23, 2002	The People's Republic of China	100
Tech Team Development Limited	October 22, 1999	Hong Kong	100
Tech Team Engineering Limited	August 23, 2000	Hong Kong	100
Grandplex Development Limited	January 18, 1999	Hong Kong	100
Tech Team China Limited	May 22, 2002	The British Virgin Islands	100
Tomi Fuji Energy Management Services Consultants Limited	March 10, 2004	Hong Kong	100
Beijing Illumination (Hong Kong) Limited	October 11, 2002	Hong Kong	76.8
Beijing Aihua New Enterprise Lighting Appliance Company Limited	July 26, 1999	The People's Republic of China	76.8
Tomi Fuji Energy Pte. Limited	December 17, 2004	Singapore	80
Powerland Technology Limited	September 8, 2005	The British Virgin Islands	100
Lightscape Technologies (Macau) Limited	February 6, 2006	Macau	100

Schedule 6 - Representations and warranties of Investor

1 Representations and warrants

1.1 The Investor hereby represents and warrants to and covenants with the Company (which representations, warranties and covenants shall survive the Completion) that:

a) it has the legal capacity and competence to enter into and execute this agreement and to take all actions required pursuant hereto;

b) the Investor has duly executed and delivered this agreement and it constitutes a valid and binding agreement of the Investor enforceable against Investor;

c) the Investor is not acquiring the Convertible Notes and the Conversion Shares (collectively the "**Securities**") for the account or benefit of, directly or indirectly, any U.S. Person;

d) the Investor is not a U.S. Person;

e) the Investor is incorporated in the jurisdiction set out on page 1 of the agreement;

f) the Investor is acquiring the Securities as principal for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Securities in the United States or to U.S. Persons;

g) the Investor is outside the United States when receiving and executing this agreement and is acquiring the Securities as principal for the Investor's own account, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalisation thereof, in whole or in part, and no other person has a direct or indirect beneficial interest in such Securities;

h) the Investor is not an underwriter of, or dealer in, the common shares of the Company, nor is the Investor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Securities;

i) the Investor acknowledges that Investor has not acquired the Securities as a result of, and will not itself engage in, any "directed selling efforts" (as defined in Regulation S under the United States Securities Act of 1933) in the United States in respect of the Securities which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United

States for the resale of the Securities; provided, however, that the Investor may sell or otherwise dispose of the Convertible Notes pursuant to registration of the Convertible Notes pursuant to the United States Securities Act of 1933 and any applicable state securities laws or under an exemption from such registration requirements and as otherwise provided herein;

j) the Investor understands and agrees that offers and sales of any of the Securities prior to the expiration of a period of one year after the date of original issuance of the Securities (the one year period hereinafter referred to as the "**Distribution Compliance Period**") shall only be made in compliance with the safe harbour provisions set forth in Regulation S, pursuant to the registration provisions of the United States Securities Act of 1933 or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the United States Securities Act of 1933 or an exemption therefrom and in each case only in accordance with applicable state securities laws;

k) the Investor understands and agrees not to engage in any hedging transactions involving any of the Securities unless such transactions are in compliance with the provisions of the United States Securities Act of 1933 and in each case only in accordance with applicable state securities laws;

l) the Investor understands and agrees that the Company will refuse to register any transfer of the Securities not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the United States Securities Act of 1933 or pursuant to an available exemption from the registration requirements of the United States Securities Act of 1933;

m) the Investor understands and agrees that none of the Securities have been registered under the United States Securities Act of 1933, or under any state securities or "blue sky" laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the United States Securities Act of 1933, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the United States Securities Act of 1933 and in each case only in accordance with applicable state securities laws;

n) the Investor is not aware of any advertisement of any of the Securities and is not acquiring the Securities as a result of any form of general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or

meeting whose attendees have been invited by general solicitation or general advertising; and

o) no person has made to the Investor any written or oral representations:

   i. that any person will resell or repurchase any of the Securities;

   ii. that any person will refund the purchase price of any of the Convertible Notes; or

   iii. as to the future price or value of any of the Securities.

1.2 In this agreement, the term "**U.S. Person**" shall have the meaning ascribed thereto in Regulation S.

2 Reliance

The Investor acknowledges that the representations and warranties contained herein are made by it with the intention that such representations and warranties may be relied upon by the Company in determining the Investor's eligibility to purchase the Securities under applicable securities legislation, or (if applicable) the eligibility of others on whose behalf it is contracting hereunder to purchase the Securities under applicable securities legislation. The Investor further agrees that by accepting delivery of certificates representing the Securities on or after the Completion Date, it will be representing and warranting that the representations and warranties contained herein are true and correct as at the Completion Date with the same force and effect as if they had been made by the Investor on the Completion Date and that they will survive the purchase by the Investor of Securities and will continue in full force and effect notwithstanding any subsequent disposition by the Investor of such Securities.

3 Resale restrictions

The Investor acknowledges that any resale of the Securities will be subject to resale restrictions contained in the securities legislation applicable to the Investor or proposed transferee. The Investor acknowledges that none of the Securities have been registered under the United States Securities Act of 1933 or of the securities laws of any state of the United States. None of the Securities may be offered or sold in the United States unless registered in accordance with United States federal securities laws and all applicable state securities laws or exemptions from such registration requirements are available.

4 Legending and registration of the Securities

4.1 The Investor hereby acknowledges that upon the issuance thereof, and until such time as the same is no longer required under the applicable securities

laws and regulations, the certificates representing any of the Securities will bear a legend in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN OFFERED IN AN OFFSHORE TRANSACTION TO A PERSON WHO IS NOT A U.S. PERSON (AS DEFINED HEREIN) PURSUANT TO REGULATION S UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). NONE OF THE SECURITIES REPRESENTED HEREBY HAVE BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY U.S. STATE SECURITIES LAWS, AND, UNLESS SO REGISTERED, MAY NOT BE OFFERED OR SOLD, DIRECTLY OR INDIRECTLY, IN THE UNITED STATES (AS DEFINED HEREIN) OR TO U.S. PERSONS EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE SECURITIES ACT, PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN EACH CASE ONLY IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. IN ADDITION, HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT. "UNITED STATES" AND "U.S. PERSON" ARE AS DEFINED BY REGULATION S UNDER THE SECURITIES ACT.

4.2 The Investor hereby acknowledges and agrees to the Company making a notation on its records or giving instructions to the registrar and transfer agent of the Company in order to implement the restrictions on transfer set forth and described in this agreement.

Subscription Agreement for Notes of Global Innovative Systems Inc.
Signing page

DATED: January 18, 2007

SIGNED by Bondy Tan as authorised representative for **Global Innovative Systems Inc.** in the presence of	))))	
/s/ Sip Ka Chung Signature of witness Sip Ka Chung Name of witness (block letters)		/s/ Bondy Tan By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of the Company
SIGNED by Leung Pak To, Francis as authorised representative for **Full Moon Resources Limited** in the presence of	))))	
/s/ Siu Nai Ying Signature of witness Siu Nai Ying Name of witness (block letters)		/s/ Leung Pak To, Francis By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of the Investor
SIGNED by **Charles Wai Bun Cheung** in the presence of	))	
		/s/ Charles Wai Bun
/s/ Sip Ka Chung Signature of witness Sip Ka Chung Name of witness (block letters)		

SIGNED by **Bondy Tan**)
in the presence of)

/s/ Sip Ka Chung
Signature of witness

/s/ Bondy Tan

Sip Ka Chung
Name of witness (block letters)

SIGNED by Bondy Tan)
as authorised representative)
for **Excel Means Limited**)
in the presence of)

/s/ Sip Ka Chung
Signature of witness

Sip Ka Chung
Name of witness (block letters)

/s/ Bondy Tan
By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of the Relevant Shareholder

SIGNED by Bondy Tan)
as authorised representative)
for **Glory Hill Holdings Limited**)
in the presence of)

/s/ Sip Ka Chung
Signature of witness

Sip Ka Chung
Name of witness (block letters)

/s/ Bondy Tan
By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of the Relevant Shareholder

SIGNED by Bondy Tan)
as authorised representative)
for **Full Scope Group Limited**)
in the presence of)

/s/ Sip Ka Chung
Signature of witness

Sip Ka Chung
Name of witness (block letters)

/s/ Bondy Tan
By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of the Relevant Shareholder

SIGNED by Charles Wai Bun Cheung)
as authorised representative)
for **Leisure Assets Limited**)
in the presence of)

/s/ Sip Ka Chung
Signature of witness

Sip Ka Chung
Name of witness (block letters)

/s/ Charles Wai Bun Cheung
By executing this agreement the signatory warrants that the signatory is duly authorised to execute this agreement on behalf of the Relevant Shareholder